UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GROW SOLUTIONS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	5399	87-0575118
(State or other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

535 5th Avenue, 24th Floor

New York, New York 10017

(646) 863-6341

 (Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Nevada Agency and Transfer Company

50 West Liberty Street, Suite 880

Reno, Nevada 89501

(775) 322-0626

 (Name, address, including zip code, and telephone number,

including area code, of agent for service)

As soon as practicable after the effective date of this registration statement

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting Company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.001 per share	9,920,000	$0.20	$1,984,000	$200.00
Common Stock, par value $0.001 per share, issuable upon the exercise of certain outstanding warrants	4,905,000	$0.40	$1,962,000	$200.00

(1) This Registration Statement covers the resale by our selling shareholders of up to 14,825,000 shares of common stock previously issued to the selling stockholders listed herein consisting of (i) 5,015,000 shares of common stock of the Company issued for services at $0.001 per share pursuant to Section 4(a)(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated under the Securities Act of 1933, (ii) 4,905,000 shares of common stock of the Company issued pursuant to the Company’s private placement offering under Section 4(a)(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated under the Securities Act of 1933 (the “Private Placement”) and, (iii) 4,905,000 shares of common stock issuable upon exercise of certain outstanding warrants of the Company issued pursuant to the Private Placement.

(2) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock has limited trading and in accordance with Rule 457; the offering price was determined by the price of the shares that were sold to our stockholders in a private placement memorandum. The selling security holders may sell their shares at a fixed price of $0.20 per share, prevailing market prices or privately negotiated prices.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission (the “SEC”) becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION ON FEBRUARY 2, 2016

14,825,000 Shares of Common Stock

GROW SOLUTIONS HOLDINGS, INC.

______________________________________

This prospectus relates to periodic offers and sales of 14,825,000 shares of our common stock by the selling security holders.

The selling shareholders will offer all or part of their common stock for resale from time to time, and may sell at a fixed price of $0.20 per share, prevailing market prices or privately negotiated prices.

Our common stock presently has limited trading under the symbol GRSO on the OTC Markets OTCQB quotation service. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.  There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.  In the absence of a trading market or an active trading market, investors may be unable to liquidate their investment or make any profit from the investment.

We are an “emerging growth company” as defined under the federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements. Investing in our common stock involves risks. See “Risk Factors” beginning on page 5 to read about factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________, 2016

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____________________________

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our securities. You should read the entire prospectus, including “Risk Factors” and the consolidated financial statements and the related notes before making an investment decision.

“We,” “us,” “our company,” “our,” “Grow Solutions” and the “Company” refer to Grow Solutions Holdings, Inc., Grow Solutions, Inc., and One Love Garden Supply, LLC, but do not include the stockholders of Grow Solutions Holdings, Inc.

Corporate Information

Grow Solutions Holdings, Inc. (formerly LightTouch Vein & Laser, Inc.) is a corporation incorporated under the laws of the State of Nevada on May 1, 1981. The focus of the business is to provide comprehensive services within the legal cannabis industry to those growing, processing and dispensing legal cannabis and legal cannabis infused products. The Company plans to operate multiple verticals within the legal cannabis industry, consisting of but not limited to (i) financing, (ii) sales of unregulated products through retail agricultural grow stores, (iii) distribution of unregulated products, equipment and supplies to agricultural grow stores, (iv) management and consulting services, (v) real estate, (vi) licensing, and (vii) rights to proprietary, unregulated products.

Our business strategy is structured into various operating divisions to attain penetration within our customer base and create opportunities and customer relationships between our operating divisions. We have a team of experienced personnel in each area of our business model and our team has successfully operated legal cannabis grow operations, managed dispensaries and navigated the legal cannabis licensing process in the United States. Further, our planned retail agricultural grow stores are staffed with individuals knowledgeable in all products and growing needs.

Corporate History

Effective April 28, 2015, Grow Solutions Holdings, Inc. (formerly LightTouch Vein & Laser, Inc.) (the “Company”) entered into an Acquisition Agreement and Plan of Merger (the “Grow Solutions Agreement”) with Grow Solutions, Inc., a Delaware corporation (“Grow Solutions”) and LightTouch Vein & Laser Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of the Company (“LightTouch Acquisition”). Under the terms of the Grow Solutions Agreement, Grow Solutions merged with LightTouch Acquisition and became a wholly owned subsidiary of the Company (the “Merger”). The Grow Solutions’ shareholders and certain creditors of the Company received 44,005,000 shares of the Company’s common stock in exchange for all of the issued and outstanding shares of Grow Solutions. Following the closing of the Grow Solutions Agreement, Grow Solutions’ business became the primary focus of the Company and Grow Solutions management assumed control of the management of the Company with the former director of the Company resigning upon closing of the Agreement.

The Grow Solutions Agreement and related transaction documents are included as exhibits to the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on February 19, 2015 and are hereby incorporated by reference. All references to the Grow Solutions Agreement and related transaction documents do not purport to be complete and are qualified in their entirety by the text of such exhibits.

Effective May 13, 2015 (the “Closing Date”), the Company entered into an Acquisition Agreement and Plan of Merger (the “OneLove Agreement’) with Grow Solutions Acquisition LLC, a Colorado limited liability company and a wholly owned subsidiary of the Company (“Grow Solutions Acquisition”), One Love Garden Supply LLC, a Colorado limited liability company (“OneLove”), and all of the members of OneLove (the “Members”). On the Closing Date, OneLove merged with Grow Solutions Acquisition and became a wholly owned subsidiary of the Company. Under the terms of the OneLove Agreement, the Members received (i) 1,450,000 shares of the Company’s common stock (the “Equity”), (ii) Two Hundred Thousand Dollars (US$200,000) (the “Cash”), and (iii) a cash flow promissory note in the aggregate principal amount of $50,000 issued by OneLove in favor of the Members (the “Cash Flow Note”), whereby each fiscal quarter, upon the Company recording on its financial statements $40,000 in US GAAP Net Income (“Net Income”) from sales of the Company’s products (the “Net Income Threshold”), the Company shall pay to the Members 33% of the Company’s Net Income generated above the Net Income Threshold. The aforementioned obligations owed under the Cash Flow Note shall extinguish upon the earlier of (i) payment(s) by Company in an amount equal to $50,000 in the aggregate or (ii) May 5, 2016 (collectively, the Cash Flow Note, the Equity, and the Cash, the “Consideration”). The Consideration provided to the Members was in exchange for all of the issued and outstanding membership interests of OneLove. Following the Closing Date, OneLove’s indoor and outdoor gardening supply business was acquired by the Company and the Company’s management assumed control of the management of OneLove with the former managing members of OneLove resigning from OneLove upon closing of the OneLove Agreement.

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The OneLove Agreement and related transaction documents are included as exhibits to the Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on May 20, 2015 and are hereby incorporated by reference. All references to the OneLove Agreement and related transaction documents do not purport to be complete and are qualified in their entirety by the text of such exhibits.

Selected Risks Associated With Our Business

Our business is subject to numerous risks described in the section entitled “Risk Factors” and elsewhere in this prospectus. You should carefully consider these risks before making an investment. Some of these risks include:

●	Cannabis remains illegal under federal law. It is a schedule-I controlled substance. Even in those jurisdictions in which the use of medical and recreational marijuana have been legalized at the state level, its use is a violation of federal law;

●	If we fail to comply with the rules under the Sarbanes-Oxley Act of 2002 related to disclosure controls and procedures, or, if we discover material weaknesses and other deficiencies in our internal control and accounting procedures, our stock price could decline significantly and raising capital could be more difficult;

●	Our industry is highly competitive, and our failure to compete effectively could adversely affect our market share, financial condition and future growth;

●	Adverse publicity or consumer perception of our services, products and any similar products distributed by others could harm our reputation and adversely affect our sales and revenues;

●	We rely on skilled personnel and, if we are unable to retain or motivate key personnel, hire qualified personnel, we may not be able to grow effectively;

●	If we are unable to retain key personnel, our ability to manage our business effectively and continue our growth could be negatively impacted;

●	Our operating results may fluctuate, which makes our results difficult to predict and could cause our results to fall short of expectations;

●	You may experience dilution in the event we issue common stock in the future;

●	Our common stock is quoted on the OTCQB which may have an unfavorable impact on our stock price and liquidity;

●	Nevada corporations laws limit the personal liability of corporate directors and officers and require indemnification under certain circumstances;

●	Future financings through debt securities may restrict our operations;

●	Our common stock price may be volatile and could fluctuate widely in price, which could result in substantial losses for investors;

●	Our common stock is subject to the SEC’s penny stock rules and as such broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected;

●	A sale of a substantial number of shares of our common stock may cause the price of our common stock to decline and may impair our ability to raise capital in the future;

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Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

●	A requirement to have only two years of audited financial statements and only two years of related Management Discussion and Analysis;

●	Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;

●	Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

●	No non-binding advisory votes on executive compensation or golden parachute arrangements.

We have already taken advantage of these reduced reporting burdens in this prospectus, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. We are choosing to “opt out” of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

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Where You Can Find Us

The Company’s principal executive office location and mailing address is 535 5th Avenue, 24th Floor, New York, New York 10017. The Company’s phone number is (646) 863-6341.

The Offering

Shares of common stock offered by selling shareholders	14,825,000. Including (i) 9,920,000 shares of common stock and (ii) 4,905,000 shares of common stock underlying warrants. This number of shares represents approximately 32% of the total issued and outstanding shares.

Shares of common stock outstanding before the offering	45,964,545

Shares of common stock outstanding after the offering	50,869,545 (1)

Terms of the offering	The selling shareholders will determine when and how they will sell the securities offered in this prospectus. The selling security holders will sell at a fixed price of $0.20 per share, prevailing market prices or privately negotiated prices.

Use of proceeds	We will not receive proceeds from the resale of shares by the selling shareholders.

Risk Factors	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” below.

(1)	There are currently 45,964,545 shares of common stock outstanding as of February 2, 2016. There will be 50,869,545 shares of common stock outstanding upon exercise of all of the outstanding warrants of the Company.

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RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this prospectus before making an investment decision with regard to our securities.  The statements contained in or incorporated herein that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, you may lose all or part of your investment.

RISKS RELATED TO OUR COMPANY AND OUR INDUSTRY

WE ARE A DEVELOPING BUSINESS AND CAN MAKE NO ASSURANCES THAT WE WILL BE PROFITABLE.

We are a developing business and there can be no assurance at this time that we will operate profitably or that we will have adequate working capital to meet our obligations as they become due. Investors must consider the risks and difficulties frequently encountered by early stage companies, particularly in rapidly evolving markets. Such risks include the following:

●	changes in the laws of federal and state governments;

●	our ability to raise capital as and when we need it;

●	our ability to continue to develop and extend our brand identity;

●	our ability to anticipate and adapt to a competitive market;

●	our ability to effectively manage expanding operations;

●	the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations, and infrastructure;

●	our ability to deliver and maintain high quality products and services;

●	our dependence upon key personnel; and

●	our dependence upon the performance of associated businesses and third parties with whom we may conduct business with or invest.

We cannot be certain that our business strategy will be successful or that we will successfully address these risks. In the event that we do not successfully address these risks, our business, prospects, financial condition, and results of operations could be materially and adversely affected.

WE HAVE A LIMITED OPERATING HISTORY AND OPERATE IN A NEW INDUSTRY, AND WE MAY NOT SUCCEED.

We have a limited operating history and may not succeed.  We are subject to all risks inherent in a developing business enterprise.  Our likelihood of continued success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in the competitive and regulatory environment in which we operate. For example, the recreational and medical marijuana industry is a new industry that as a whole may not succeed, particularly should the Federal government change course and decide to prosecute those dealing in medical and recreational marijuana under Federal law.  If that happens there may not be an adequate market for our products.  As a new industry, there are not established entities whose business model we can follow or build on the success of.  Similarly, there is limited information about comparable companies available for potential investors to review in making a decision about whether to invest in the Company. Further, as the medical and recreational marijuana industry is a new market it is ripe for technological advancements that could limit or eliminate the need for our services and products.

You should further consider, among other factors, the risks and uncertainties encountered by companies that, like us, are in their early stages.  For example, unanticipated expenses, problems, and technical difficulties may occur and they may result in material delays in the operation of our business, in particular with respect to our services and products.  We may not successfully address these risks and uncertainties or successfully implement our operating strategies.  If we fail to do so, it could materially harm our business to the point of having to cease operations and could impair the value of our capital stock to the point investors may lose their entire investment.

OUR CONTINUED SUCCESS IS DEPENDENT ON ADDITIONAL STATES LEGALIZING MEDICAL AND RECREATIONAL MARIJUANA.

Continued development of the medical and recreational marijuana market is dependent upon continued legislative authorization of marijuana at the state level.  Any number of factors could slow or halt the progress.  Further, progress, while encouraging, is not assured and the process normally encounters set-backs before achieving success.  While there may be ample public support for legislative proposal, key support must be created in the legislative committee or a bill may never advance to a vote.  Numerous factors impact the legislative process.  Any one of these factors could slow or halt the progress and adoption of marijuana for recreational and medical purposes, which would limit the market for our products and negatively impact our business and revenues.

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THE ALTERNATIVE MEDICINE INDUSTRY FACES STRONG OPPOSITION WHICH MAY HAVE AN ADVERSE IMPACT ON OUR BUSINESS OPERATIONS.

It is believed by many that well-funded, significant businesses may have a strong economic opposition to the medical marijuana industry as currently formed.  We believe that the pharmaceutical industry does not want to cede control of any compound that could become a strong selling drug.  For example, medical marijuana will likely adversely impact the existing market for Marinol, the current “marijuana pill” sold by mainstream pharmaceutical companies.  Further, the medical marijuana industry could face a material threat from the pharmaceutical industry should marijuana displace other drugs or simply encroach upon the pharmaceutical industry’s market share for compounds such as marijuana and its component parts.  The pharmaceutical industry is well funded with a strong and experienced lobby that eclipses the funding of the medical marijuana movement.  Any inroads the pharmaceutical industry makes in halting or rolling back the medical marijuana movement could have a detrimental impact on the market for our products and thus on our business, operations and financial condition.

MARIJUANA REMAINS ILLEGAL UNDER FEDERAL LAW. EVEN IN THOSE JURISDICTIONS IN WHICH THE USE OF MEDICAL MARIJUANA HAS BEEN LEGALIZED AT THE STATE LEVEL, ITS USE AND PRESCRIPTION ARE VIOLATIONS OF FEDERAL LAW WHICH MAY DISRUPT THE ON GOING BUSINESS OF THE COMPANY.

Although we do not sell marijuana or have any operations that directly work with the marijuana plant, we may be deemed to assist in facilitating the selling or distribution of marijuana in violation of the federal Controlled Substances Act. Marijuana remains illegal under federal law.  It is a schedule-I controlled substance.  Even in those jurisdictions in which the use of medical and recreational marijuana have been legalized at the state level, its prescription and sale is a violation of federal law.  The United States Supreme Court has ruled in United States v. Oakland Cannabis Buyers’ Coop. and Gonzales v. Raich that it is the federal government that has the right to regulate and criminalize cannabis, even for medical and recreational purposes.  Therefore, federal law criminalizing the use of marijuana trumps state laws that legalize its use for medicinal and recreational purposes.  At this time, the states are standing against the federal government, maintaining existing laws and passing new ones in this area.  This may be because the Obama administration has made a policy decision to allow states to implement these laws and not prosecute anyone operating in accordance with applicable state law.  However, we face another presidential election cycle in 2016, and a new administration could introduce a less favorable policy.  A change in the federal attitude towards enforcement could cripple the industry. The legal cannabis industry is our target market, and if this industry is unable to operate, we would lose the majority of our potential clients, which would have a negative impact on our business, operations and financial condition.

THE COMPANY may have difficulty accessing the service of banks, which may make it difficult TO conduct our business OPERATions.

As discussed above, the use of marijuana is illegal under federal law.  Therefore, there is a compelling argument that banks cannot accept for deposit funds from the legal cannabis industry and therefore cannot do business with the Company.  While U.S. Rep. Jared Polis (D-CO) has stated he will seek an amendment to banking regulations and laws in order to allow banks to transact business with state-authorized medical and recreational marijuana businesses, there can be no assurance his legislation will be successful, that banks will decide to do business with medical marijuana and recreational marijuana industry participants, or that in the absence of legislation state and federal banking regulators will not strictly enforce current prohibitions on banks handling funds generated from an activity that is illegal under federal law.  The potential inability of the Company to open accounts and otherwise use the service of banks may have a material adverse effect on our business operations.

The Company has no current plans and has no current need to seek bankruptcy protection. However, in the event the Company ever needs to seek bankruptcy protection, it may have difficulty accessing bankruptcy courts considering its involvement in the legal cannabis industry. In September 2014, the U.S. Bankruptcy Court in Denver, Colorado, in the matter of In re Frank Arenas and Sarah Arenas, 14-11406-HRT (Bankr. D. Co. 2014), denied bankruptcy protection to the individuals in the business of growing and storing marijuana in a commercial building in Denver, Colorado. Such building had been partially leased to a corporate entity that operated a marijuana dispensary. The U.S. Bankruptcy Court ruled that, although their activities were legal under Colorado law, they were violating the federal Controlled Substances Act. The U.S. Bankruptcy Court denied protection to the debtors under both bankruptcy liquidation and reorganization because marijuana is illegal under federal law. Therefore, even though the Company is not in the business of growing and storing marijuana, in the event the Company ever needs to seek protection under the bankruptcy laws, its involvement in the legal cannabis industry may prevent it from receiving such relief.

THE SUCCESS OF OUR NEW AND EXISTING PRODUCTS AND SERVICES IS UNCERTAIN.

We have committed, and expect to continue to commit, significant resources and capital to develop and market existing product and service enhancements and new products and services.  These products and services are relatively untested, and we cannot assure you that we will achieve market acceptance for these products and services, or other new products and services that we may offer in the future.  Moreover, these and other new products and services may be subject to significant competition with offerings by new and existing competitors in the legal cannabis industry. In addition, new products, services and enhancements may pose a variety of technical challenges and require us to attract additional qualified employees. The failure to successfully develop and market these new products, services or enhancements could seriously harm our business, financial condition and results of operations.

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OUR BUSINESS IS DEPENDENT UPON CONTINUED MARKET ACCEPTANCE BY CONSUMERS.

We are substantially dependent on continued market acceptance of our products and services by consumers. Although we believe that the use of our products and services in the United States will gain consumer acceptance, we cannot predict the future growth rate and size of this market.

IF WE ARE ABLE TO EXPAND OUR OPERATIONS, WE MAY BE UNABLE TO SUCCESSFULLY MANAGE OUR FUTURE GROWTH.

If we are able to expand our operations in the United States and in other countries where we believe our products and services will be successful, as planned, we may experience periods of rapid growth, which will require additional resources.  Any such growth could place increased strain on our management, operational, financial and other resources, and we will need to train, motivate, and manage employees, as well as attract management, sales, finance and accounting, international, technical, and other professionals.  In addition, we will need to expand the scope of our infrastructure and our physical resources.  Any failure to expand these areas and implement appropriate procedures and controls in an efficient manner and at a pace consistent with our business objectives could have a material adverse effect on our business and results of operations.

THE COMPANY COULD LOSE STRATEGIC RELATIONSHIPS THAT ARE ESSENTIAL TO ITS BUSINESS.

The loss of certain current strategic relationships, the inability to find other strategic partners or the failure of the Company’s existing relationships to achieve meaningful positive results could harm the Company’s business. The Company intends to rely in part on strategic relationships to help it:

•	maximize adoption of the Company’s products through retail sales and distribution arrangements;

•	enhance the Company’s brand;

•	expand the range of commercial activities based on the Company’s technology;

•	increase the performance and utility of the Company’s products and services.

Many of these goals are beyond the Company’s expertise. The Company anticipates that the efforts of the Company’s strategic partners will become more important as the medical and recreational legal cannabis industry matures. In addition, the efforts of the Company’s strategic partners may be unsuccessful. Furthermore, these strategic relationships may be terminated before the Company realizes any benefit.

The death of our former Chief Executive Officer and director could have a material adverse effect on our business.

Our success has been dependent on the services of our former Chief Executive Officer, John M. Phelps, Jr. On January 11, 2015, Mr. Phelps passed away. On January 19, 2015, the board of directors appointed Mr. Jeffrey W. Beverly to succeed him as the President and Director of the Company. The death of Mr. Phelps could have a material adverse effect on our business.

WE DEPEND UPON KEY PERSONNEL, THE LOSS OF WHICH COULD SERIOUSLY HARM OUR BUSINESS.

Our operating performance is substantially dependent on the continued services of our executive officers and key employees, in particular, Mr. Jeffrey W. Beverly, our President and Director.  We believe Mr. Beverly possesses valuable knowledge about and experience in the alternative medicine and recreational cannabis market, as well as a history of success in business management, and that his knowledge and relationships would be difficult to replicate.  We have not entered into an employment agreement with Mr. Beverly and, although we are considering doing so, have not acquired key-person life insurance on such executive officer.  The unexpected loss of the services of Mr. Beverly could have a material adverse effect on our business, operations, financial condition and operating results, as well as the value of our common stock.

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THE COMPANY MAY BE UNABLE TO RESPOND TO THE RAPID TECHNOLOGICAL CHANGE IN ITS INDUSTRY AND SUCH CHANGE MAY INCREASE COSTS AND COMPETITION THAT MAY ADVERSELY AFFECT ITS BUSINESS.

Rapidly changing technologies, frequent new product and service introductions and evolving industry standards characterize the Company’s market. The continued growth of the Internet and intense competition in the Company’s industry exacerbate these market characteristics. The Company’s future success will depend on its ability to adapt to rapidly changing technologies by continually improving the performance features and reliability of its products and services. The Company may experience difficulties that could delay or prevent the successful development, introduction or marketing of its products and services. In addition, any new enhancements must meet the requirements of its current and prospective users and must achieve significant market acceptance. The Company could also incur substantial costs if it needs to modify its products and services or infrastructures to adapt to these changes.

The Company also expects that new competitors may introduce products, systems or services that are directly or indirectly competitive with the Company. These competitors may succeed in developing, products, systems and services that have greater functionality or are less costly than the Company’s products, systems and services, and may be more successful in marketing such products, systems and services. Technological changes have lowered the cost of operating communications and computer systems and purchasing software. These changes reduce the Company’s cost of providing services but also facilitate increased competition by reducing competitors’ costs in providing similar services. This competition could increase price competition and reduce anticipated profit margins.

The company’s industry is highly competitive and we have less capital and resources than many of our competitors, which may give them an advantage in developing and marketing products similar to ours or make our products obsolete.

We are involved in a highly competitive industry where we may compete with numerous other companies who offer alternative methods or approaches, who may have far greater resources, more experience, and personnel perhaps more qualified than we do. Such resources may give our competitors an advantage in developing and marketing products similar to ours or products that make our products obsolete. There can be no assurance that we will be able to successfully compete against these other entities.

THE COMPANY’S SERVICES ARE NEW AND ITS INDUSTRY IS EVOLVING.

You should consider the Company’s prospects in light of the risks, uncertainties and difficulties frequently encountered by companies in their early stage of development, particularly companies in the rapidly evolving legal cannabis industry. To be successful in this industry, the Company must, among other things:

●	develop and introduce functional and attractive service offerings;

●	attract and maintain a large base of consumers;

●	increase awareness of the Company brand and develop consumer loyalty;

●	establish and maintain strategic relationships with distribution partners and service providers;

●	respond to competitive and technological developments;

●	build an operations structure to support the Company business; and

●	attract, retain and motivate qualified personnel.

The Company cannot guarantee that it will succeed in achieving these goals, and its failure to do so would have a material adverse effect on its business, prospects, financial condition and operating results.

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Some of the Company’s products and services are new and are only in early stages of commercialization. The Company is not certain that these products and services will function as anticipated or be desirable to its intended market. Also, some of the Company’s products and services may have limited functionalities, which may limit their appeal to consumers and put the Company at a competitive disadvantage. If the Company’s current or future products and services fail to function properly or if the Company does not achieve or sustain market acceptance, it could lose customers or could be subject to claims which could have a material adverse effect on the Company business, financial condition and operating results.

As is typical in a new and rapidly evolving industry, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty and risk. Because the market for the Company is new and evolving, it is difficult to predict with any certainty the size of this market and its growth rate, if any. The Company cannot guarantee that a market for the Company will develop or that demand for Company services will emerge or be sustainable. If the market fails to develop, develops more slowly than expected or becomes saturated with competitors, the Company’s business, financial condition and operating results would be materially adversely affected.

THERE COULD BE UNIDENTIFIED RISKS INVOLVED WITH AN INVESTMENT IN OUR SECURITIES.

The foregoing risk factors are not a complete list or explanation of the risks involved with an investment in the securities. Additional risks will likely be experienced that are not presently foreseen by the Company. Prospective investors must not construe this the information provided herein as constituting investment, legal, tax or other professional advice. Before making any decision to invest in our securities, you should read this entire prospectus and consult with your own investment, legal, tax and other professional advisors. An investment in our securities is suitable only for investors who can assume the financial risks of an investment in the Company for an indefinite period of time and who can afford to lose their entire investment. The Company makes no representations or warranties of any kind with respect to the likelihood of the success or the business of the Company, the value of our securities, any financial returns that may be generated or any tax benefits or consequences that may result from an investment in the Company.

WHILE NO CURRENT LAWSUITS ARE FILED AGAINST THE COMPANY, THE POSSIBILITY EXISTS THAT A CLAIM OF SOME KIND MAY BE MADE IN THE FUTURE.

While no current lawsuits are filed against us, the possibility exists that a claim of some kind may be made in the future. While we will work to ensure high product and service quality and accuracy, no assurance can be given that some claims for damages will not arise. At this time we do not carry product liability insurance. We cannot make any assurances that we will obtain such product liability insurance, and if obtained, if such product liability insurance will completely cover any potential claims against the Company.

THE COMPANY’S FAILURE TO CONTINUE TO ATTRACT, TRAIN, OR RETAIN HIGHLY QUALIFIED PERSONNEL COULD HARM THE COMPANY’S BUSINESS.

The Company’s success also depends on the Company’s ability to attract, train, and retain qualified personnel, specifically those with management and product development skills. In particular, the Company must hire additional skilled personnel to further the Company’s research and development efforts. Competition for such personnel is intense. If the Company does not succeed in attracting new personnel or retaining and motivating the Company’s current personnel, the Company’s business could be harmed.

IF WE FAIL TO ESTABLISH AND MAINTAIN AN EFFECTIVE SYSTEM OF INTERNAL CONTROL, WE MAY NOT BE ABLE TO REPORT OUR FINANCIAL RESULTS ACCURATELY OR TO PREVENT FRAUD. ANY INABILITY TO REPORT AND FILE OUR FINANCIAL RESULTS ACCURATELY AND TIMELY COULD HARM OUR REPUTATION AND ADVERSELY IMPACT THE FUTURE TRADING PRICE OF OUR COMMON STOCK.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital.

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We currently have insufficient written policies and procedures for accounting and financial reporting with respect to the requirements and application of US GAAP and SEC disclosure requirements. Additionally, there is a lack of formal process and timeline for closing the books and records at the end of each reporting period and such weaknesses restrict the Company’s ability to timely gather, analyze and report information relative to the financial statements.

Because of the Company’s limited resources, there are limited controls over information processing. There is inadequate segregation of duties consistent with control objectives. Our Company’s management is composed of a small number of individuals resulting in a situation where limitations on segregation of duties exist. In order to remedy this situation we would need to hire additional staff. Currently, the Company is unable to hire additional staff to facilitate greater segregation of duties but will reassess its capabilities after completion of the Offering.

RISKS RELATED TO OUR COMMON STOCK

OUR SHARES OF COMMON STOCK HAVE LIMITED TRADING AND THERE CAN BE NO ASSURANCE THAT THERE WILL BE AN ACTIVE MARKET FOR OUR SHARES OF COMMON STOCK EITHER NOW OR IN THE FUTURE.

Our shares of common stock have limited trading, and the price if traded may not reflect our value. There can be no assurance that there will be an active market for our shares of common stock either now or in the future. The market liquidity will be dependent on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. If a more active market should develop, the price may be highly volatile. Because there may be a low price for our shares of common stock or because we are involved in the legal cannabis industry, many brokerage firms may not be willing to effect transactions in the securities. Even if an investor finds a broker willing to effect a transaction in the shares of our common stock, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such shares of common stock as collateral for any loans.

WE MAY BE SUBJECT TO PENNY STOCK RULES WHICH WILL MAKE THE SHARES OF OUR COMMON STOCK MORE DIFFICULT TO SELL.

We may be subject now and in the future to the SEC’s “penny stock” rules if our shares common stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker- dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our common stock. As long as our shares of common stock are subject to the penny stock rules, the holders of such shares of common stock may find it more difficult to sell their securities.

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SHARES OF OUR CURRENTLY ISSUED AND OUTSTANDING STOCK MAY BECOME FREELY TRADABLE PURSUANT TO RULE 144 AND MAY DILUTE THE MARKET FOR YOUR SHARES AND HAVE A DEPRESSIVE EFFECT ON THE PRICE OF THE SHARES OF OUR COMMON STOCK.

A substantial majority of our outstanding shares of common stock are “restricted securities” within the meaning of Rule 144 under the Securities Act. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that an Affiliate (as such term is defined in Rule 144(a)(1)) of an issuer who has held restricted securities for a period of at least six months may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1% of a company’s outstanding shares of common stock or the average weekly trading volume during the four calendar weeks prior to the sale. Rule 144 also permits, under certain circumstances, the sale of securities, without any limitation, by a person who is not an Affiliate of the Company and who has satisfied a one- year holding period. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registrations of our shares of common stock, may have a depressive effect upon the price of our shares of common stock in any active market that may develop.

YOU MAY EXPERIENCE DILUTION OF YOUR OWNERSHIP INTEREST BECAUSE OF THE FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK AND OUR PREFERRED STOCK.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue an aggregate of 125,000,000 shares of capital stock consisting of 100,000,000 shares of common stock, par value $0.001 per share and 25,000,000 shares of blank check preferred stock, par value $0.001 per share.

We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our common stock or other securities may create downward pressure on the trading price of our common stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes or for other business purposes, including at a price (or exercise prices) below the price at which shares of our common stock are trading.

WE DO NOT EXPECT TO PAY DIVIDENDS AND INVESTORS SHOULD NOT BUY OUR COMMON STOCK EXPECTING TO RECEIVE DIVIDENDS.

We have not paid any dividends on our common stock in the past, and do not anticipate that we will declare or pay any dividends in the foreseeable future. Consequently, investors will only realize an economic gain on their investment in our common stock if the price appreciates. Investors should not purchase our common stock expecting to receive cash dividends. Because we do not pay dividends, and there may be limited trading, investors may not have any manner to liquidate or receive any payment on their investment. Therefore, our failure to pay dividends may cause investors to not see any return on investment even if we are successful in our business operations. In addition, because we do not pay dividends we may have trouble raising additional funds, which could affect our ability to expand our business operations.

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FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which relate to future events or our future financial performance.  In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts” or “potential” or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” beginning on page 5 that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.  The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the selling security holders. All of the net proceeds from the sale of our common stock will go to the selling security holders as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution”.  We have agreed to bear the expenses relating to the registration of the common stock for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our common stock has limited trading on the OTC Markets OTCQB, the offering price of the shares of common stock was determined by the price of the common stock that was sold to our security holders pursuant to an exemption under Section 4(a)(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated under the Securities Act of 1933.

The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

The common stock to be sold by the selling stockholders as provided in the “Selling Security Holders” section is common stock that is currently issued. Accordingly, there will be no dilution to our existing stockholders.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

At this time, there is a limited public market for our shares of common stock. We can provide no assurance that a public market will materialize for our shares of common stock.

Holders of Capital Stock

As of February 2, 2016, we have approximately 140 holders of our common stock.

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Securities Authorized for Issuance under Equity Compensation Plans

We presently do not have any equity based or other long-term incentive programs. In the future, we may adopt and establish an equity-based or other long-term incentive plan if it is in the best interest of the Company and our shareholders to do so.

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Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

This registration statement on Form S-1 and other reports filed by Grow Solutions Holdings, Inc. (the “Company”) from time to time with the SEC contain or may contain forward-looking statements and information that are (collectively, the “Filings”) based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by Company’s management. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. When used in the Filings, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions as they relate to the Company or the Company’s management identify forward-looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions, and other factors, including the risks contained in the “Risk Factors” section of this registration statement on Form S-1, relating to the Company’s industry, the Company’s operations and results of operations, and any businesses that the Company may acquire. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). These accounting principles require us to make certain estimates, judgments and assumptions. We believe that the estimates, judgments and assumptions upon which we rely are reasonable based upon information available to us at the time that these estimates, judgments and assumptions are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities as of the date of the financial statements as well as the reported amounts of revenues and expenses during the periods presented. Our financial statements would be affected to the extent there are material differences between these estimates and actual results. In many cases, the accounting treatment of a particular transaction is specifically dictated by GAAP and does not require management’s judgment in its application. There are also areas in which management’s judgment in selecting any available alternative would not produce a materially different result. The following discussion should be read in conjunction with our consolidated financial statements and notes thereto appearing elsewhere in this report.

Overview

We intend for this discussion to provide information that will assist in understanding our financial statements, the changes in certain key items in those financial statements, and the primary factors that accounted for those changes, as well as how certain accounting principles affect our financial statements.

Business Overview

Grow Solutions Holdings, Inc. is a corporation incorporated under the laws of the State of Nevada (the “Company”). The focus of the Company is to provide comprehensive services within the legal cannabis industry to those growing, processing and dispensing legal cannabis and legal cannabis related products.

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The Merger

Effective April 28, 2015, the Company entered into an Acquisition Agreement and Plan of Merger (the “Grow Solutions Agreement”) with Grow Solutions, Inc., a Delaware corporation (“Grow Solutions”) and LightTouch Vein & Laser Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of the Company (“LightTouch Acquisition”). Under the terms of the Grow Solutions Agreement, Grow Solutions merged with LightTouch Acquisition and became a wholly owned subsidiary of the Company. The Grow Solutions’ shareholders and certain creditors of the Company received 44,005,000 shares of the Company’s common stock in exchange for all of the issued and outstanding shares of Grow Solutions. Following the closing of the Grow Solutions Agreement, Grow Solutions’ business became the primary focus of the Company and Grow Solutions management assumed control of the management of the Company with the former director of the Company resigning upon closing of the Agreement.

The Grow Solutions Agreement and related transaction documents are included as exhibits to the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on February 19, 2015 and is hereby incorporated by reference. All references to the Grow Solutions Agreement and related transaction documents do not purport to be complete and are qualified in their entirety by the text of such exhibits.

Results of Operations

For the Three Months ended September 30, 2015 and 2014

The following table sets forth the summary statements of operations for the three months ended September 30, 2015 and 2014:

	Three Months Ended
	September 30, 2015	September 30, 2014

Net Sales	$993,077	$-
Gross profit	$287,314	$-
Selling, general and administrative expenses	$(539,516)	$(18,085)
Other income (expense)	$27,701	$-
Net loss	$(224,501)	$(18,085)

Net sales

Net sales increased to $993,077 during the three months ended September 30, 2015, from $0 during the three months ended September 30, 2014. The increase in net sales is primarily related to the Company executing on their expansion strategy and completing the acquisition of One Love in May 2015.

Gross Profit

The gross profit was $287,314 and $0 for the three months ended September 30, 2015 and 2014, respectively. This increase is due to the acquisition of One Love during in May 2015.

Selling, general and administrative expenses

Selling, general and administrative expenses for the three months ended September 30, 2015 and 2014 were $539,516 and $18,085, respectively. Selling, general and administrative expenses consisted primarily of professional fees incurred in connection with a private placement of equity securities and reverse merger. In addition, the Company incurred payroll expenses during the three months ended September 30, 2015 due to the operations of One Love.

Other income (expense)

Other income (expense) for the three months ended September 30, 2015 and 2014 was $27,701 and $0, respectively, and consisted primarily of the change in fair value of the derivative liabilities of $39,259 and interest expense of $(12,290) in relation to the amortization of the debt discount on the convertible note.

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Net Loss

As a result of the foregoing factors, the net loss for the three months ended September 30, 2015 and 2014, was $224,501 and $18,085, respectively.

For the Nine Months ended September 30, 2015 and the Period March 21, 2014 (Inception) through September 30, 2014

The following table sets forth the summary statements of operations for the nine months ended September 30, 2015 and the Period March 21, 2014 (Inception) through September 30, 2014:

	Nine Months Ended	For the Period March 21, 2014 (Inception) through
	September 30, 2015	September 30, 2014

Net Sales	$1,318,128	$-
Gross profit	$347,454	$-
Selling, general and administrative expenses	$(1,389,906)	$(20,070)
Other income (expense)	$(147,856)	$-
Net loss	$(1,190,308)	$(20,070)

Net sales

Net sales increased to $1,318,128 during the nine months ended September 30, 2015, from $0 during the period March 21, 2014 (Inception) through September 30, 2014. The increase in net sales is primarily related to the Company executing on their expansion strategy and completing the acquisition of One Love in May 2015.

Gross Profit

The gross profit was $347,454 for the nine months ended September 30, 2015 and $0 for the period March 21, 2014 (Inception) through September 30, 2014. This increase is due to the acquisition of One Love during the nine months ended September 30, 3015.

Selling, general and administrative expenses

Selling, general and administrative expenses for the nine months ended September 30, 2015 and the period March 21, 2014 (Inception) through September 30, 2014 were $1,389,906 and $20,070, respectively. Selling, general and administrative expenses consisted primarily of professional fees incurred in connection with a private placement of equity securities and reverse merger. In addition, the Company incurred payroll expenses during the nine months ended September 30, 2015 due to the operations of One Love.

Other income (expense)

Other income (expense) for the nine months ended September 30, 2015 and for the period March 21, 2014 (Inception) through September 30, 2014 was $(147,856) and $0, respectively, and consisted primarily of the change in fair value of the derivative liabilities of $(136,298).

Net Loss

As a result of the foregoing factors, the net loss for the nine months ended September 30, 2015 and the period March 21, 2014 (Inception) through September 30, 2014, was $1,190,308 and $20,070, respectively.

For the year ended December 31, 2014 and December 31, 2013

The following table sets forth the summary statements of operations for the year ended December 31, 2014 and December 31, 2013:

	For the Year Ended December 31, 2014	For the Year Ended December 31, 2013
Revenues	$0	$0
General and Administrative Expenses	16,264	16,672
Net Loss	25,772	26,611
Basic Income (Loss) per Share	(0.06)	(0.06)
Diluted Income (Loss) per Share	(0.06)	(0.06)
Weighted Average Number of Shares Outstanding	418,895	418,895
Weighted Average Number of Fully Diluted Shares Outstanding	418,895	418,895

Revenue

The Company had no revenues for the fiscal year ended 2014 and 2013 as management determined the former laser and cosmetic surgery business could not be successful, particularly with new regulations impacting the industry.

Operating Expenses

The Company had operating expenses for the year ended December 31, 2014 and December 31, 2013 of $16,264 and $16,672, respectively, which was primarily attributable to professional fees due for our reporting company expenses.

Net Loss

As a result of the above factors, for the year ended December 31, 2014 and December 31, 2013, we incurred a net loss of $25,772 and $26,611, respectively. The net loss was primarily attributable to professional fees and interest expense from a related party promissory note.

Liquidity and Capital Resources

The following table summarizes total current assets, liabilities and working capital at September 30, 2015 compared to December 31, 2014:

	Period Ended
	September 30, 2015	December 31, 2014	Increase/ (Decrease)

Current Assets	$709,864	$472,325	$237,539
Current Liabilities	$393,484	$93,234	$300,250
Working Capital	$316,380	$379,091	$(62,711)

As of September 30, 2015, we had working capital of $316,380 as compared to working capital of $379,091 as of December 31, 2014, a decrease of $62,711. The decrease in working capital is primarily attributable to a decrease in cash and increases in accounts payable and accrued expenses and a balance due to a related party. These changes were offset by increases in accounts receivable and inventories.

Net Cash

Net cash used in operating activities for the nine months ended September 30, 2015 was $701,008 compared to $10,070 used in operations for the period March 21, 2014 (inception) through September 30, 2014. This change is primarily attributable to the net loss for the current nine month period offset by non-cash stock-based compensation, change in fair value of derivative liabilities, recapitalization, and accretion of debt discount of $410,000, $136,298, $46,150 and $10,706, respectively. These increases were offset by changes in accounts receivable, inventory and accounts payable of $40,289, $27,301 and $48,761, respectively.

Net cash used in investing activities during the nine months ended September 30, 2015 was $193,313. The Company utilized net cash of $178,711 to complete the acquisitions of One Love and Hygrow during the period. In addition, the Company paid $14,602 for the purchase of machinery and equipment during the nine months ended September 30, 2015. Net cash used in investing activities for the period from March 21, 2014 (inception) to September 30, 2014 was $25,000 paid for a business acquisition.

Net cash provided from financing activities during the nine months ended September 30, 2015 was $721,000. During the nine months ended September 30, 2015, we received proceeds of $616,000 from the issuance of common stock in a private placement offering under Section 4(a)(2) of the Securities Act. In addition we received proceeds of $120,000 from a convertible note issued to a third party lender and paid $15,000 in debt issuance costs related to the note. During the period from March 21, 2014 to September 30, 2014 we received proceeds of $70,500 from the issuance of common stock in a private placement.

Liquidity

At September 30, 2015, the Company had a cash balance of $278,954 and for the nine months ended September 30, 2015, the Company had a net loss of $1,190,308. The Company believes it has sufficient cash on hand to meet its operating needs through the next 12 months.

The Acquisition

Effective May 13, 2015 (the “Closing Date”), the Company entered into an Acquisition Agreement and Plan of Merger (the “OneLove Agreement’) with Grow Solutions Acquisition LLC, a Colorado limited liability company and a wholly owned subsidiary of the Company (“Grow Solutions Acquisition”), One Love Garden Supply LLC, a Colorado limited liability company (“OneLove”), and all of the members of OneLove (the “Members”). On the Closing Date, OneLove merged with Grow Solutions Acquisition and became a wholly owned subsidiary of the Company. Under the terms of the OneLove Agreement, the Members received (i) 1,450,000 shares of the Company’s common stock (the “Equity”), (ii) Two Hundred Thousand Dollars (US$200,000) (the “Cash”), and (iii) a cash flow promissory note in the aggregate principal amount of $50,000 issued by OneLove in favor of the Members (the “Cash Flow Note”), whereby each fiscal quarter, upon the Company recording on its financial statements $40,000 in US GAAP Net Income (“Net Income”) from sales of the Company’s products (the “Net Income Threshold”), the Company shall pay to the Members 33% of the Company’s Net Income generated above the Net Income Threshold. The aforementioned obligations owed under the Cash Flow Note shall extinguish upon the earlier of (i) payment(s) by Company in an amount equal to $50,000 in the aggregate or (ii) May 5, 2016 (collectively, the Cash Flow Note, the Equity, and the Cash, the “Consideration”). The Consideration provided to the Members was in exchange for all of the issued and outstanding membership interests of OneLove. Following the Closing Date, OneLove’s indoor and outdoor gardening supply business was acquired by the Company and the Company’s management assumed control of the management of OneLove with the former managing members of OneLove resigning from OneLove upon closing of the OneLove Agreement.

Additionally, on the same date, the Company entered into a two year employment agreement (with three consecutive two year renewal options) with Michael Leago (“Leago”), a former managing member of OneLove (the “Employment Agreement”). Under the terms of the Employment Agreement, Leago serves as the Retail Grow Store Division Head and receives $65,000 per year, payable monthly on the first Monday of each month. Additionally, each fiscal quarter of 2015, upon the Company recording on its financial statements $40,000 in US GAAP gross pretax profits (the “Gross Pretax Profits”) from sales of the Retail Store Division of the Company (the “Pretax Threshold”), the Company shall pay to Leago a cash payment equal to 15% of the Company’s Gross Pretax Profits generated above the Pretax Threshold, but in any event not to exceed $150,000 of bonus for the 2015 calendar year paid to Leago.

The OneLove Agreement and related transaction documents are included as exhibits to the Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on May 20, 2015 and are hereby incorporated by reference. All references to the OneLove Agreement and related transaction documents do not purport to be complete and are qualified in their entirety by the text of such exhibits.

Joint Marketing Agreement

On June 29, 2015, the Company and Jasper Group Holdings, Inc. (“Jasper”), entered into a Joint Marketing Agreement (the “Joint Marketing Agreement”) whereby Jasper shall provide services related to website creation for a legal cannabis job posting platform. The website shall include an employee leasing program and allow employers, recruiters and potential employees to communicate through its platform for a fee. All potential employees will be screened with background checks by independent third parties and provided the necessary applications and related materials for individuals to become licensed in the legal cannabis industry on a state by state basis. In accordance with the terms of the Joint Marketing Agreement, Jasper shall invest all funds necessary to form the website.

Pursuant to the Joint Marketing Agreement, the Company issued to Jasper 250,000 common shares upon execution. Additionally, upon the transfer of ownership in the website from Jasper to the Company, the Company shall issue to Jasper an additional 500,000 shares of common stock of the Company.

Proceeds derived from the Company’s website shall be divided as follows: (i) the Company shall retain 75% of the gross proceeds less any sales commissions to third parties collected by the Company for all business that is generated through the website (the “Net Fees”) and pay to Jasper a commission equal to 25% of the Net Fees with payments due within 15 days of the end of each quarter (ii) the Company shall grant to Jasper a warrant for the purchase of one share of common stock of the Company, with an exercise price of $0.75 per share, for every dollar of revenue that the Company earns from the website, up to a maximum of One Million Dollars ($1,000,000).

The initial term of the Joint Marketing Agreement shall be for three (3) years and shall automatically renew for additional three year periods unless terminated by the Company with written notice at least 30 days prior to the expiration of the initial term, or any subsequent term.

Debt and Equity Financing

On September 2, 2015 (the “Effective Date”), Grow Solutions Holdings, Inc., a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement (the “SPA”) to issue and sell a Convertible Promissory Note (the “Note” and together with the SPA, the “Transaction Documents”) to an institutional investor (the “Investor”), in the principal amount of $120,000.00 (the “Principal Amount”). Pursuant to the Transaction Documents, on or about September 3, 2015 the Company received $120,000 in funding from the Investor (the “Closing Date”). The Company’s issuance of the securities to the Investor pursuant to the SPA are exempt from registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act.

The Note shall mature on June 2, 2016 (the “Maturity Date”) and shall accrue interest at an annual rate equal to 12%. The Principal Amount and interest shall be paid on the Maturity Date (or sooner as provided in the Note), in cash or, in shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). In accordance with the terms of the Note, the Investor shall be entitled to convert a portion or all of the Principal Amount and interest due and outstanding under the Note into shares of Common Stock equal to 48% of the average of the lowest three (3) trading prices during the twenty (20) trading day period ending on the latest complete trading day prior to the conversion date.

Additionally, on September 8, 2015, the Company sold 425,000 units, at a purchase price of $0.20 per unit to one investor (the “Subscription”). Each unit consisting of one share of the Company’s common stock, and one common stock purchase warrant. The warrants are exercisable at $0.40 per warrant into a share of the Company’s common stock and have a maturity of three years. The aggregate gross proceeds from the Subscription was $85,000.

Hygrow Asset Purchase

Effective September 23, 2015 (the “Closing Date”), Grow Solutions Holdings, Inc., a Nevada corporation (the “Company”) entered into an Asset Purchase Agreement (the “APA”) by and among One Love Garden Supply LLC, a Colorado limited liability company and a wholly owned subsidiary of the Company (“Buyer”), and D&B Industries, LLC, a Colorado limited liability company doing business as Hygrow (“Seller”). On the Closing Date, the Buyer purchased and the Seller sold all of the assets, rights, properties, and business of the Seller including certain debts of the Seller (the “Assets”). Under the terms and conditions of the APA, and for full consideration of the transfer of such Assets to the Buyer on the Closing Date, Buyer issued to Seller three hundred thousand (300,000) shares of common stock of the Company and a payment from Buyer to Seller in the amount of $5,200 in cash (the “Consideration”). Following the Closing Date, the Assets were acquired by the Buyer and the Company’s management assumed control of the management of the Seller with the former managing members of the Seller resigning from the Seller upon closing of the APA. All references to the APA do not purport to be complete and are qualified in their entirety by the text of Exhibit 10.1 hereto.

Credit Agreement

Effective December 7, 2015, Grow Solutions Holdings, Inc. (the “Company”) closed a Credit Agreement (the “Credit Agreement”) by and among the Company, as borrower, Grow Solutions, Inc. and One Love Garden Supply as joint and several guarantors (such guarantors, collectively, the “Subsidiaries” and together with the Company, the “Borrowers”) and TCA Global Credit Master Fund, LP, a Cayman Islands limited partnership, as lender (“TCA”). Pursuant to the Credit Agreement, TCA agreed to loan the Company up to a maximum of $3,000,000 for the Company’s product division, construction and renovation of two stores, and inventory. An initial amount of $950,000 was funded by TCA at the closing of the Credit Agreement.  Any increase in the amount extended to the Borrowers shall be at the discretion of TCA.

The amounts borrowed pursuant to the Credit Agreement are evidenced by a Revolving Note (the “Revolving Note”) and the repayment of the Revolving Note is secured by a first position security interest in substantially all of the Company’s assets in favor of TCA, as evidenced by a Security Agreement by and between the Company and TCA (the “Company Security Agreement”) and a first position security interest in substantially all of the Subsidiaries’ assets in favor of TCA, as evidenced by a Security Agreement by and among the Subsidiaries and TCA (the “Subsidiaries Security Agreement” and, together with the Company Security Agreement, the “Security Agreements”).  The Revolving Note is in the original principal amount of $950,000, is due and payable, along with interest thereon, on June 7, 2017 (the “Maturity Date”), and bears interest at the rate of 18% per annum, with the first four months of payments by the Company under the Revolving Note being interest only. Upon the occurrence of an Event of Default (as defined in the Credit Agreement) the interest rate shall increase to the Default Rate (as defined in the Credit Agreement). The payments under the Revolving Note are amortized over 18 months.

Only upon the occurrence of an Event of Default or mutual agreement between TCA and the Company, at the sole option of TCA, TCA may convert all or any portion of the outstanding principal, accrued and unpaid interest, and any other sums due and payable under the Revolving Note into shares of the Company’s common stock at a conversion price equal to 85% of the lowest daily volume weighted average price of the Company’s common stock during the five trading days immediately prior to such applicable conversion date, in each case subject to TCA not being able to beneficially own more than 4.99% of the Company’s outstanding common stock upon any conversion.

As further consideration for TCA entering into and structuring the Credit Agreement, the Company shall pay to TCA an advisory fee by issuing shares of restricted common stock of the Company (the “Advisory Fee Shares”) equal to $325,000 (the “Advisory Fee”). In the event that the Company pays TCA all of the outstanding obligations due under the Credit Agreement on or before June 7, 2015, the Advisory Fee shall be reduced to $292,500. Additionally, as long as there is (i) no Event of Default (ii) no occurrence of any other event that would cause an Event of Default, and (iii) the Company makes timely Advisory Fee Payments (as defined below), TCA agrees that it will not sell any Advisory Fee Shares in the Principal Trading Market (as defined in the Credit Agreement) prior to the Maturity Date, in exchange for monthly cash payments by the Company beginning on July 4, 2016 and ending on the Maturity Date as set forth in the Credit Agreement, which shall be credited and applied towards the repayment of the Advisory Fee (the “Advisory Fee Payments”). In the event that TCA shall sell the Advisory Fee Shares, as long as there is no Event of Default, TCA shall not, during any given calendar week, sell Advisory Fee Shares in excess of 25% of the average weekly volume of the common stock of the Company on the Principal Trading Market over the immediately preceding calendar week, as reported by Bloomberg.

As additional security, the Company pledged its ownership interests in the Subsidiaries, pursuant to a Stock Pledge and Escrow Agreement entered into as of December 7, 2015 (the “Pledge Agreement”).

The above descriptions of the Credit Agreement, Revolving Note, Security Agreements and Pledge Agreement do not purport to be complete and are qualified in their entirety by the full text of the documents themselves, filed in a Current Report on Form 8-K with the SEC on December 23, 2015, as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively.

Off-Balance Sheet Arrangements

As of September 30, 2015, the Company had no off-balance sheet arrangements.

Going Concern

The consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

The Company is attempting to further implement its business plan and generate sufficient revenue; however, the Company's cash position may not be sufficient to support the Company's daily operations which raises substantial doubt about the Company’s ability to continue as a going concern. While the Company believes in the viability of its strategy to further implement its business plan and generate sufficient revenue and in its ability to raise additional funds by way of a public or private offering, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon its ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering.

The consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Critical Accounting Policies

We believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating this “Management’s Discussion and Analysis of Financial Condition and Results of Operation.”

Goodwill

Goodwill represents the excess of the purchase price over the fair value of assets acquired, including other definite-lived intangible assets. Goodwill is not amortized, but reviewed annually for impairment or upon the occurrence of events or changes in circumstances that would more likely than not reduce the fair value of the reporting unit below its carrying amount. There were no impairment charges recognized during the period.

Derivative Liability

The Company evaluates its convertible debt, options, warrants or other contracts, if any, to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with paragraph 815-10-05-4 and Section 815-40-25 of the FASB Accounting Standards Codification. The result of this accounting treatment is that the fair value of the embedded derivative is marked-to-market each balance sheet date and recorded as either an asset or a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the consolidated statement of operations as other income or expense. Upon conversion, exercise or cancellation of a derivative instrument, the instrument is marked to fair value at the date of conversion, exercise or cancellation and then the related fair value is reclassified to equity.

In circumstances where the embedded conversion option in a convertible instrument is required to be bifurcated and there are also other embedded derivative instruments in the convertible instrument that are required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Equity instruments that are initially classified as equity that become subject to reclassification are reclassified to liability at the fair value of the instrument on the reclassification date. Derivative instrument liabilities will be classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument is expected within 12 months of the balance sheet date.

The Company adopted Section 815-40-15 of the FASB Accounting Standards Codification (“Section 815-40-15”) to determine whether an instrument (or an embedded feature) is indexed to the Company’s own stock.  Section 815-40-15 provides that an entity should use a two-step approach to evaluate whether an equity-linked financial instrument (or embedded feature) is indexed to its own stock, including evaluating the instrument’s contingent exercise and settlement provisions.

The Company utilizes the binomial method in order to marks market the fair value of the derivative at each balance sheet date and records the change in the fair value of the derivative as other income or expense in the consolidated statements of operations.

Fair Value of Financial Instruments

The carrying amounts of cash, accounts payable, accrued expenses, and convertible notes payable approximate fair value due to the short-term nature of these instruments.

The Company measures the fair value of financial assets and liabilities based on the guidance of Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements and Disclosures,” which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

Fair value measurements are categorized using a valuation hierarchy for disclosure of the inputs used to measure fair value, which prioritize the inputs into three broad levels:

●	Level 1 - Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis.

●	Level 2 - Pricing inputs are other than quoted prices in active markets included in level 1, which are either directly or indirectly observable as of the reported date, and include those financial instruments that are valued using models or other valuation methodologies.

●	Level 3 - Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

Equity–based compensation

The Company recognizes compensation expense for all equity–based payments in accordance with ASC 718 “Compensation – Stock Compensation”. Under fair value recognition provisions, the Company recognizes equity–based compensation net of an estimated forfeiture rate and recognizes compensation cost only for those shares expected to vest over the requisite service period of the award.

Restricted stock awards are granted at the discretion of the Company. These awards are restricted as to the transfer of ownership and generally vest over the requisite service periods, typically over a five year period (vesting on a straight–line basis). The fair value of a stock award is equal to the fair market value of a share of Company stock on the grant date.

The fair value of an option award is estimated on the date of grant using the Black–Scholes option valuation model. The Black–Scholes option valuation model requires the development of assumptions that are inputs into the model. These assumptions are the value of the underlying share, the expected stock volatility, the risk–free interest rate, the expected life of the option, the dividend yield on the underlying stock and the expected forfeiture rate. Expected volatility is benchmarked against similar companies in a similar industry over the expected option life and other appropriate factors. Risk–free interest rates are calculated based on continuously compounded risk–free rates for the appropriate term. The dividend yield is assumed to be zero as the Company has never paid or declared any cash dividends on its Common stock and does not intend to pay dividends on its Common stock in the foreseeable future. The expected forfeiture rate is estimated based on management’s best estimate.

Determining the appropriate fair value model and calculating the fair value of equity–based payment awards requires the input of the subjective assumptions described above. The assumptions used in calculating the fair value of equity–based payment awards represent management’s best estimates, which involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and the Company uses different assumptions, our equity–based compensation could be materially different in the future. In addition, the Company is required to estimate the expected forfeiture rate and recognize expense only for those shares expected to vest. If the Company’s actual forfeiture rate is materially different from its estimate, the equity–based compensation could be significantly different from what the Company has recorded in the current period.

The Company accounts for share–based payments granted to non–employees in accordance with ASC 505-40, “Equity Based Payments to Non–Employees”. The Company determines the fair value of the stock–based payment as either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. If the fair value of the equity instruments issued is used, it is measured using the stock price and other measurement assumptions as of the earlier of either (1) the date at which a commitment for performance by the counterparty to earn the equity instruments is reached, or (2) the date at which the counterparty’s performance is complete. The fair value of the equity instruments is re-measured each reporting period over the requisite service period.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

OUR BUSINESS

Overview

Legalization of recreational marijuana initially in Colorado and Washington and the growing number of jurisdictions with medical marijuana laws spawned a new industry in America in 2014. Under Voter approved Amendment 64, the State of Colorado became the first state to legalize the use of recreational marijuana. Colorado residents, who are at least 21 years of age with photo identification, may legally purchase as much as one ounce of marijuana in a single transaction. Non-Colorado residents, bearing the same identification, may purchase as much as one-quarter ounce. Marijuana cannot be consumed in any public space, including the shops where it was purchased. In 2015, Oregon, Alaska and the District of Columbia legalized marijuana for recreational use; however, sales currently remain banned in the District of Columbia. Additionally, 23 states have legalized marijuana for medical purposes.

Grow Solutions Holdings, Inc. provides products and services to the regulated legal cannabis industry. At this time, the Company currently focuses its operations in the following areas:

Retail Grow Stores and Distribution

Our business model is based on the aggressive consolidation of what we believe to be the “best of breed” operations for the retail sale and distribution of indoor and outdoor garden supplies and grow equipment, including for the legal growing of cannabis, throughout the United States, and eventually world-wide, through aggressive acquisition and consolidation of smaller businesses and organic growth of the existing business. Our growth strategy and continued success depends largely on our ability to (i) properly service our customers; (ii) acquire cash flowing, profitable companies; (iii) successfully integrate our acquisitions and eliminate operational inefficiencies; (iv) increase sales; and (v) establish and sell branded growing mediums and nutrients.

We plan to leverage our strengths in industry knowledge and operational experience to identify and systematically integrate a network of standalone retail grow stores. The Company’s management believes retail grow stores in the legal cannabis industry are ripe for successful consolidation. We have experience in the legal cannabis industry and we have developed a strategic plan for identifying potential acquisition targets. Management of the Company is recognized in the industry, which we believe will enable the Company to efficiently identify, negotiate and close acquisitions. We believe the consolidation of these companies will allow the consolidated group to achieve significant savings throughout the value chain due to synergies and economies of scale.

As a larger entity, we believe we will be able to access growth capital more easily than we would be as a single, early stage company, and we project that the synergy of multiple business units leveraging shared marketing and sales functions will further increase revenue and accelerate growth, while simultaneously reducing the cost of customer acquisition. We believe this will allow the collective group to attain an improved market share more quickly and allow capital investors to invest in a larger pool of business units, representing a greater opportunity to further seize market share.

One Love Garden Supply LLC

Effective May 13, 2015 (the “Closing Date”), the Company entered into an Acquisition Agreement and Plan of Merger (the “OneLove Agreement’) with Grow Solutions Acquisition LLC, a Colorado limited liability company and a wholly owned subsidiary of the Company (“Grow Solutions Acquisition”), One Love Garden Supply LLC, a Colorado limited liability company (“OneLove”), and all of the members of OneLove (the “Members”). On the Closing Date, OneLove merged with Grow Solutions Acquisition and became a wholly owned subsidiary of the Company.

One Love Garden supply located in Boulder, Colorado provides indoor and outdoor gardening supplies for all gardening needs. One Love was started by two veteran gardeners who are experts in designing productive grow rooms. The business started in 2010 and has grown to be one of Colorado's trusted sources for accurate and effective answers to grower’s questions. OneLove has one of the largest selection of quality plant nutrients in the Boulder, Colorado area. OneLove also carries “in store” extensive grow room building supplies and indoor gardening equipment. Additionally, One Love provides a full time grow room design consultant available to its customers at no cost.

The staff at OneLove focuses on indoor and outdoor gardening and is available to consult for all gardening needs including:

●	Teaching beginning gardeners what we believe is the most important basics necessary to succeed, we design simple user friendly systems for new gardeners that we believe will outperform many “advanced gardeners” gardens, crop after crop.

●	Teaching the intermediate gardener ways to systemize and simplify their gardening tasks, cutting back on work time, providing consistency for your plants, automation of your environment, and how to set up environmental safety features in the event you have equipment failures that will result in crop failure, poor quality, and low yields.

●	Talking with expert gardeners about their style of growing, type of system in place, products used, room design, and environmental control and manipulation. By doing this we can help the professional maximize efficiency and yield by streamlining consumable product, equipment and utility costs to maximize efficiency and yield.

At this time, One Love is planning to build a new six thousand square foot building, increasing the size of our demo rooms, making the shop flow better, and improving our customers overall shopping experience.

Real Estate Leasing

We plan for our real estate business to primarily include the acquisition and leasing of cultivation space and related facilities to agricultural retail stores, licensed marijuana growers and dispensary owners for their operations. We expect these facilities will range in size from 3,000 to 35,000 square feet. These facilities will only be leased to tenants that possess the requisite state licenses to operate cultivation facilities. We plan for the leases with the tenants to provide certain requirements that permit the Company to continually evaluate its tenants’ compliance with applicable laws and regulations.

We have identified properties that are currently under review for purchase and leaseback to licensed legal cannabis cultivators in Colorado. These projects include the purchase and leaseback of existing, currently operating facilities, as well as proposed new construction projects. We can provide no assurance that we will be able to complete any of these transactions.

Additionally, we plan to acquire commercial real estate and lease office space to non-regulated participants in the legal cannabis industry. These participants include media, internet, packaging, lighting, cultivation supplies, and financial services. In exchange for certain services that may be provided to these tenants, we expect to receive rental income in the form of cash. In certain cases, we may acquire equity interests or provide debt capital to these non-regulated businesses.

Job Posting Platform

On June 29, 2015, the Company and Jasper Group Holdings, Inc. entered into a Joint Marketing Agreement (the “Joint Marketing Agreement”) to provide services related to website creation for a legal cannabis job posting platform. We plan for the website to include an employee leasing program and allow employers, recruiters and potential employees to communicate through its platform for a fee. All potential employees will be screened with background checks by independent third parties and provided the necessary applications and related materials for individuals to become licensed in the legal cannabis industry on a state by state basis. In accordance with the terms of the Joint Marketing Agreement, Jasper Group Holdings, Inc. shall invest all funds necessary to form the website.

Consulting and Advisory

The Company delivers comprehensive consulting services that includes design and construction to approved and licensed legal cannabis operators, as well as assistance with licensure and related applications for potential legal cannabis operators.  The Company’s business plan is based on the future growth of the regulated legal cannabis market in the United States. The Company will provide general advisory services for business development, facilities design and construction, cultivation and retail operations, marketing and the improvement and expansion of existing operations.

Marketing

Our marketing approach is focused on working with industry participants to create awareness of the services and products we provide. Word-of-mouth has proven to be our most valuable form of marketing.

Competition

All of the Company’s planned retail and online distribution channels will compete for customers and sales with many different companies and products that are competitive today and likely to be even more competitive in the future. Accordingly, we believe it is essential that the Company and its verticals continue to develop, improve, and refine the value propositions that are offered to its customers.

Competition in the legal cannabis industry is significant, as competing companies and retail grow stores continually open. With regard to competition in the California, Colorado and Washington market, there are numerous retail indoor and outdoor gardening stores that we believe will compete with the Company for business.

The Company’s size relative to its competition is difficult to gauge as most of our competition is privately held and does not publicly report their earnings. We do know of several competitors who own and operate more retail indoor and outdoor gardening stores than we currently do, but they are privately held and, therefore, we are unable to determine their size in terms of annual revenue.

We also face competition from other public companies that offer equipment and expendables. Moreover, as the negative stigma associated with some types of urban gardening such as legal cannabis plants diminishes, it is very possible that other better capitalized public and private companies may enter the market and may effectively challenge the value proposition offered by the Company. These competitors may be able to attract customers more easily because of their financial resources. Our larger competitors can also devote substantially more resources to business development and may adopt more aggressive pricing policies. We plan to compete on the strength of our multiple business verticals, product offerings, and management.

While our management believes that we have the opportunity to be successful in the legal cannabis industry, there can be no assurance that we will be successful in accomplishing our business initiatives, or that we will be able to maintain significant levels of revenues, or recognize net income, from the sale of our products and services.

Intellectual Property

We do not currently hold the rights to any intellectual property.

Regulations

Marijuana is a Schedule-I controlled substance and is illegal under federal law. Even in those states in which the use of marijuana has been legalized, its use remains a violation of federal law.

A Schedule I controlled substance is defined as a substance that has no currently accepted medical use in the United States, a lack of safety for use under medical supervision and a high potential for abuse.  The Department of Justice defines Schedule 1 controlled substances as “the most dangerous drugs of all the drug schedules with potentially severe psychological or physical dependence.”  If the federal government decides to enforce the Controlled Substances Act in the states which have legalized marijuana for recreational or medical use, persons that are charged with distributing, possessing with intent to distribute, or growing marijuana could be subject to fines and terms of imprisonment, the maximum being life imprisonment and a $50 million fine.

As of April 30, 2015, 23 states and the District of Columbia allow their citizens to use medical marijuana.  Additionally, cannabis has been legalized for recreational use in Washington D.C., Oregon, Washington, Colorado and Alaska.  The state laws are in conflict with the federal Controlled Substances Act, which makes marijuana use and possession illegal on a national level. The Obama administration has effectively stated that it is not an efficient use of resources to direct federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical marijuana.   However, there is no guarantee that the administration will not change its stated policy regarding the low-priority enforcement of such federal laws. Additionally, any new administration that follows could change this policy and decide to enforce the federal laws strongly.  Any such change in the federal government’s enforcement of such current federal laws could cause significant financial damage to the Company and its shareholders.  While the Company does not intend to harvest, distribute or sell cannabis, the Company may be irreparably harmed by a change in enforcement by the federal or state governments or the enactment of new and more restrictive laws.

Employees

As of February 2, 2016, the Company has 15 full time employees and 5 part time employees.

Facilities

Our principal office is located at 535 5th Avenue, 24th Floor, New York, NY 10017. Our retail location and wholly owned subsidiary One Love Garden Supply LLC is located at 3620 Walnut Street, Boulder, Colorado 80301.

Litigation

There are no material pending legal or governmental proceedings relating to our company or properties to which we are a party, and to our knowledge there are no material proceedings to which any of our directors, executive officers or affiliates are a party adverse to us or which have a material interest adverse to us.

MANAGEMENT

Directors and Executive Officers

Our directors hold office until the first annual meeting of the Company’s shareholders and until their successor(s) are elected and qualified, or until their death, resignation or removal. Our officers hold office at the pleasure of our board of directors.  There are no agreements or understandings for our officer and directors to resign at the request of another person and our officer and directors are not acting on behalf of or will not act at the direction of any other person. The activities of our officer and directors are material to the operation of the Company. No other person’s activities are material to the operation of the Company. Our officer and directors, their age, position held, and duration of such are as follows:

Name	Age	Position

Jeffrey Beverly	46	President and Director
Howard Karasik	76	Director
Leslie Bocskor	50	Director
William Hayde	55	Director

* Hon. Randy Avon resigned as a member of the board of directors effective September 1, 2015.

Jeffrey Beverly, 46, President and Director

Mr. Beverly, age 46, has four years of experience in the cannabis industry and a total of 19 years in senior management with various corporations, including Bank of America, Northern Trust and Raymond James, Inc. From 2011 through 2014, Mr. Beverly was the Vice President of Impulse National, Inc. the creators of the StoK brand of vaporizer products. Mr. Beverly is also an attorney who has practiced law in the State of Florida.

Mr. Beverly has an undergraduate degree from the Ohio State University and a law degree from Chicago-Kent School of law. The board of directors believes that Mr. Beverly’s leadership skills, experience in business management and team building will be critical in supporting the Company’s growth plans.

Leslie Bocskor, age 50, Director

Mr. Bocskor, age 50, combines two years of experience in the cannabis industry and a total of 20 years in senior management in the financial industry. Since June 2000, Mr. Bocskor has served as the President of Venture Catalyst LLC, a consulting company. From February 2011 through September 2012, Mr. Bocskor was employed in the investment banking division of Network One Financial, Inc. From May 2005 through June 2011, Mr. Bocskor was Managing Partner of Lenox Hill Partners, LLC an advisory firm that focused on corporate finance and business consulting.

Currently, Mr. Bocskor serves as the Chairman of the Board of The Nevada Cannabis Industry Association, a trade association working to establish an exemplary legal Cannabis Industry in the State of Nevada.  Mr. Bocskor is also Chairman of the Board for the Figment Project, an arts and cultural organization. The board of directors believes that Mr. Bocskor’s experience in the legal cannabis industry and extensive experience in the financial markets will be critical in supporting the Company’s growth plans.

Howard Karasik, age 76, Director

Mr. Karasik, age 76, is a corporate lawyer admitted to practice in the State of New York. Since receiving his law degree from the Harvard Law School, his extensive career includes his partnership in the New York firm, Sherman, Citron & Karasik, P.C. He has been involved in bankruptcy law, corporate negotiation & mediation, and all aspects of creditor and debtor matters. Mr. Karasik is a lecturer, published author, honors graduate of Brooklyn College and Harvard Law School and a member of the New York State Bar and the District of Columbia Bar.

William Hayde, age 55, Director.

Mr. Hayde, age 55, is currently a co-founder and executive vice president of Intercontinental Beverage Capital Inc. since 2013. He has been a Wall Street professional for over 25 years, in investment banking and the securities industry.  He has successfully raised a significant amount of growth and acquisition capital for middle market companies and facilitated mergers, acquisitions, financial restructurings and divestitures. Mr. Hayde has insight into privately-held businesses, has assisted with strategic options, access to capital markets, and maximized value for clients.

Mr. Hayde is currently registered as an investment banker with Network 1 Financial Securities since January 2011. His current FINRA licenses include Series 6, 7, 24, 55 and 63 and the Investment Banking 79.

From 2002 through 2009, he was co-owner of Waterville Investment Research, which also operated a small hedge fund, and was sold in 2009. From 2010 through 2012, he was an officer, director and controlling shareholder of E Global Marketing and W3 Group, Inc., public entities which were successfully merged with larger public companies.

Prior to focusing on investment banking, Mr. Hayde was Head of Corporate Finance for Brockington Securities for over 12 years and was responsible for the firm’s underwriting activities, private placements, and initiation of trading.  From 1992 through 1995, Mr. Hayde was employed at Aegis Capital Corp., where he was responsible for compliance for all facets of the firm’s underwriting and selling group participation and developed their wholesale trading operation. Through his experience, Mr. Hayde has knowledge of FINRA, NASDAQ and other regulatory bodies and issues.

Family Relationships

There are no family relationships among any of the directors and executive officers or any person(s) nominated or chosen by the Company to become a director or executive officer.

Involvement in Certain Legal Proceedings

Our officers and directors have not been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, nor has been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” our Officers and directors have not been involved in any transactions with us or any of our affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Code of Business Conduct and Ethics

The board of directors plans to adopt a code of business conduct and ethics in 2016.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods.

Name and Principal Position(1)	Year Ended December 31	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation Earnings ($)	Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Ed Bailey	2014	0	0	0	0	0	0	0	0
Former	2013	0	0	0	0	0	0	0	0
President, Director, Secretary and Treasurer	2012	0	0	0	0	0	0	0	0

(1)	On April 28, 2015, Mr. Ed Bailey resigned from his position as sole officer and director of the Company. On the same date, Jeffrey Beverly was appointed as the President of the Company.

Outstanding Equity Awards at the End of the Fiscal Year

We do not have any equity compensation plans and therefore no equity awards are outstanding as of December 31, 2014.

2014 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Ed Bailey Former President, Director, Secretary and Treasurer	0	0	0	0	0	0	0

(1)	On April 28, 2015, Mr. Ed Bailey resigned from his position as sole officer and director of the Company. On the same date, Jeffrey Beverly was appointed as a director of the Company. Additionally, on August 3, 2015, Hon. Randy Avon, Leslie Bocskor, Howard Karasik, and William Hayde were appointed as members of the Company’s board of directors. Effective September 1, 2015, Hon. Randy Avon resigned from his position as a director of the Company.

Bonuses and Deferred Compensation

We do not have any bonus, deferred compensation or retirement plan. All decisions regarding compensation are determined by our sole director.

Options and Stock Appreciation Rights

We do not currently have a stock option or other equity incentive plan. We may adopt one or more such programs in the future.

Payment of Post-Termination Compensation

We do not have change-in-control agreements with our director or executive officer, and we are not obligated to pay severance or other enhanced benefits to our executive officer upon termination of her employment.

Involvement in Certain Legal Proceedings

There have been no events under any bankruptcy act, no criminal proceedings, no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of our directors, executive officer, promoters or control persons during the past ten years.

Employment Agreements

The Company entered into a two year employment agreement (with three consecutive two year renewal options) with Michael Leago (“Leago”), a former managing member of OneLove (the “Employment Agreement”). Under the terms of the Employment Agreement, Leago serves as the Retail Grow Store Division Head and receives $65,000 per year, payable monthly on the first Monday of each month. Additionally, each fiscal quarter of 2015, upon the Company recording on its financial statements $40,000 in US GAAP gross pretax profits (the “Gross Pretax Profits”) from sales of the Retail Store Division of the Company (the “Pretax Threshold”), the Company shall pay to Leago a cash payment equal to 15% of the Company’s Gross Pretax Profits generated above the Pretax Threshold, but in any event not to exceed $150,000 of bonus for the 2015 calendar year paid to Leago.

Board of Directors

Our directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. Our officers are elected by and serves at the discretion of the board of directors.

CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Transactions with Related Parties

None of the following persons has any direct or indirect material interest in any transaction to which we are a party since the beginning of our last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000:

(A)	Our directors or officer;
(B)	Any proposed nominee for election as our director;
(C)	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our shares; or
(D)	Any relative or spouse of any of the foregoing persons, or any relative of such spouse, who has the same house as such person or who is a director or officer of any parent or subsidiary of our company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our shares of common stock beneficially owned as of February 2, 2016 for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding shares of common stock, (ii) each named executive officer and director, and (iii) all executive officers and directors as a group.  A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days through an exercise of stock options or warrants or otherwise. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of the date of this prospectus.  For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named below, any shares that such person or persons has the right to acquire within 60 days is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.  The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership. The percentage is calculated based on 45,964,545 shares of our common stock outstanding as of February 2, 2016.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(1)(2)	Percent of Class(3)
Roseanne Wexler	5,400,000	11.75%
Joshua Wexler	5,400,000	11.75%
RLJ Partners(4)	4,000,000	8.70%
Bayside Funding LLC(5)	4,110,000	8.94%
All Executive Officers and Directors as a Group(1)	1,900,000	4.13%
Jeffrey Beverly	1,100,000	2.39%
Howard Karasik	150,000	*
William Hayde	500,000	1.08%
Leslie Bocskor	150,000	*

* Less than 1%

(1)	Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table. Unless otherwise indicated, the address of the beneficial owner is 535 5th Avenue, 24th Floor New York, NY 10017.

(2)	Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants. There are 45,964,545 shares of common stock issued and outstanding as of February 2, 2016. There are outstanding warrants to purchase approximately 4,905,000 shares of common stock if all of the outstanding warrants are exercised.

(3)	Based on 45,964,545 issued and outstanding shares of common stock as of February 2, 2016.

(4)	The 4,000,000 shares of the Company’s common stock held by RLJ Partners is beneficially owned by Ms. Rachel Wexler.

(5)	The 4,110,000 shares of the Company’s common stock held by Bayside Funding LLC is beneficially owned by Mr. Mark Pagani and Mr. Kevin S. Sisti.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 100,000,000 shares of common stock, par value of $0.001 per share, and 25,000,000 shares of blank check preferred stock, par value of $0.001 per share. As of February 2, 2016 there were 45,964,545 shares of our common stock issued and outstanding held by 140 holders of record of our common stock, including 4,905,000 shares of common stock underlying outstanding warrants if all of the outstanding warrants are exercised.  None of our blank check preferred stock is issued and outstanding.

Common Stock

Each share of our common stock entitles its holder to one vote in the election of each director and on all other matters voted on generally by our stockholders. No share of our common stock affords any cumulative voting rights. This means that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so.

Holders of our common stock will be entitled to dividends in such amounts and at such times as our Board of Directors in its discretion may declare out of funds legally available for the payment of dividends. We currently intend to retain our entire available discretionary cash flow to finance the growth, development and expansion of our business and do not anticipate paying any cash dividends on the common stock in the foreseeable future. Any future dividends will be paid at the discretion of our Board of Directors after taking into account various factors, including:

●	general business conditions;

●	industry practice;

●	our financial condition and performance;

●	our future prospects;

●	our cash needs and capital investment plans;

●	our obligations to holders of any preferred stock we may issue;

●	income tax consequences; and

●	the restrictions Nevada and other applicable laws and our credit arrangements then impose.

If we liquidate or dissolve our business, the holders of our common stock will share ratably in all our assets that are available for distribution to our stockholders after our creditors are paid in full and the holders of all series of our outstanding preferred stock, if any, receive their liquidation preferences in full.

Our common stock has no preemptive rights and is not convertible or redeemable or entitled to the benefits of any sinking or repurchase fund.

Preferred Stock

Our Board has the authority, within the limitations and restrictions in our certificate of incorporation, to issue 25,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of any series, without further vote or action by the stockholders. The issuance of shares of preferred stock may have the effect of delaying, deferring or preventing a change in our control without further action by the stockholders. The issuance of shares of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of our common stock, including voting rights, of the holders of our common stock. In some circumstances, this issuance could have the effect of decreasing the market price of our common stock.

Undesignated preferred stock may enable our Board to render more difficult or to discourage an attempt to obtain control of our company by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of our common stockholders. For example, any shares of preferred stock issued may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. As a result, the issuance of shares of preferred stock, or the issuance of rights to purchase shares of preferred stock, may discourage an unsolicited acquisition proposal or bids for our common stock or may otherwise adversely affect the market price of our common stock or any existing preferred stock.

Transfer Agent

Our transfer agent is InterWest Transfer Company, located at 1981 E Murray Holladay Road, #100, Salt Lake City, Utah and telephone (801) 272-0204.

SELLING SECURITY HOLDERS

The shares being offered for resale by the selling security holders consist of 14,825,000 shares of our common stock held by 18 stockholders consisting of (i) 5,015,000 shares of common stock of the Company issued for services at $0.001 per share pursuant to Section 4(a)(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated under the Securities Act of 1933, (ii) 4,905,000 shares of common stock of the Company issued pursuant to the Company’s private placement offering under Section 4(a)(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated under the Securities Act of 1933 (the “Private Placement”) and, (iii) 4,905,000 shares of common stock issuable upon exercise of certain outstanding warrants of the Company issued pursuant to the Private Placement.

The following table sets forth the names of the selling security holders, the number of shares of common stock beneficially owned by each of the selling stockholders as of February 2, 2016, and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Full Name	Shares Beneficially Owned Prior to Offering	Shares to be Offered		Amount Beneficially Owned After Offering	Percent Beneficially Owned After Offering
Ralph Aiello	100,000	200,000	(1)	0	*
Bayside Funding LLC	4,110,000	4,250,000	(2)	1,985,000	4.31%
Cimarron Capital LTD	2,200,000	2,200,000	(16)	0	*
Jenjus Worldwide LLC	500,000	1,000,000	(3)	0	*
JTW Grow Services	615,000	615,000	(17)	0	*
James Loures Jr.	750,000	1,500,000	(4)	0	*
Otis Fund	2,200,000	2,200,000	(18)	0	*
Mark Sarna	250,000	500,000	(5)	0	*
Gary Taffet	125,000	250,000	(6)	0	*
Brian Koslow	50,000	100,000	(7)	0	*
Paul Hurley	500,000	1,000,000	(8)	0	*
Danny S. T. Lau	100,000	200,000	(9)	0	*
Peter Lau and Cecilia Soh	50,000	100,000	(10)	0	*
Timothy K. Wong	50,000	100,000	(11)	0	*
George Diamond	50,000	100,000	(12)	0	*
Joseph Abrams	85,000	170,000	(13)	0	*
Craig McGuinn II	85,000	170,000	(14)	0	*
Caesar Capital Group LLC	85,000	170,000	(15)	0	*

* Less than 1%

(1)	Includes 100,000 warrants to purchase shares of common stock at an exercise price of $0.40.
(2)	Includes 2,125,000 shares of common stock and 2,125,000 warrants to purchase shares of common stock at an exercise price of $0.40. Mark Pagani and Kevin S. Sisti are the manager/member of Bayside Funding LLC and the beneficial owners of the shares held in its name.
(3)	Includes 500,000 warrants to purchase shares of common stock at an exercise price of $0.40. Martin Statfeld and Alan Pines are the members of Jenjus Worldwide LLC and the beneficial owners of the shares held in its name.
(4)	Includes 750,000 warrants to purchase shares of common stock at an exercise price of $0.40.
(5)	Includes 250,000 warrants to purchase shares of common stock at an exercise price of $0.40.
(6)	Includes 125,000 warrants to purchase shares of common stock at an exercise price of $0.40.
(7)	Includes 50,000 warrants to purchase shares of common stock at an exercise price of $0.40.
(8)	Includes 500,000 warrants to purchase shares of common stock at an exercise price of $0.40.
(9)	Includes 100,000 warrants to purchase shares of common stock at an exercise price of $0.40.
(10)	Includes 50,000 warrants to purchase shares of common stock at an exercise price of $0.40.
(11)	Includes 50,000 warrants to purchase shares of common stock at an exercise price of $0.40.
(12)	Includes 50,000 warrants to purchase shares of common stock at an exercise price of $0.40.
(13)	Includes 85,000 warrants to purchase shares of common stock at an exercise price of $0.40.
(14)	Includes 85,000 warrants to purchase shares of common stock at an exercise price of $0.40.
(15)	Includes 85,000 warrants to purchase shares of common stock at an exercise price of $0.40. Michael Woloshin is the sole member of Caesar Capital Group LLC and the beneficial owner of the shares held in its name.

(16)	Peter Aiello is the sole shareholder of Cimarron Capital Ltd. and the beneficial owner of the shares held in its name.
(17)	Joshua Wexler is the general partner of JTW Grow Services and the beneficial owner of the shares held in its name.
(18)	Victor Wexler is the general partner of Otisfund and the beneficial owner of the shares held in its name.

PLAN OF DISTRIBUTION

These dispositions will be at a specified fixed price of $0.20 per share, prevailing market prices or privately negotiated prices.

The distribution of the shares may be effected in one or more of the following methods:

●	ordinary brokers transactions, which may include long or short sales,

●	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,

●	through direct sales to purchasers or sales effected through agents,

●	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or

●	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. To our best knowledge, none of the selling security holders are broker-dealers or affiliates of broker dealers.

We will advise the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $25,000.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Naccarato and Associates.

EXPERTS

The consolidated financial statements of our company included in this prospectus and in the registration statement have been audited by KLJ & Associates, LLP, independent registered public accounting firm, and Anderson Bradshaw PLLC, independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance on such report, given the authority of said firm as an expert in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

ADDITIONAL INFORMATION

We filed with the Securities and Exchange Commission a registration statement under the Securities Act for the common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, N.E. Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We file periodic reports under the Exchange Act, including annual, quarterly and special reports, and other information with the Securities and Exchange Commission. These periodic reports and other information are available for inspection and copying at the regional offices, public reference facilities and website of the Securities and Exchange Commission referred to above.

At this time, we do not intend to register our common stock under Section 12(g) of the Exchange Act by filing a Form 8-A with the SEC. As a result, there are certain consequences to investors of the Company being a Section 15(d) registrant. As a Section 15(d) registrant, we are not required to file periodic reports if we have less than 300 holders of record for the fiscal year after the year of effectiveness. Thus, if we do not register our common stock under Section 12 by filing a Form 8-A, we may not have an ongoing periodic reporting obligation and we will not be subject to the SEC's proxy, tender offer, and short selling insider trading rules of Section 12 registrants.

Russell E. Anderson, CPA

Russ Bradshaw, CPA

William R. Denney, CPA

Kristofer Heaton, CPA

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Officers and Directors

LightTouch Vein & Laser, Inc.

We have audited the accompanying balance sheets of LightTouch Vein & Laser, Inc. as of December 31, 2014 and 2013, and the related statements of operations, changes in stockholders’ deficit, and cash flows for the years ended December 31, 2014 and 2013.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting, as a basis for designing audit procedures that are appropriate in the circumstances but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LightTouch Vein & Laser, Inc. as of December 31, 2014 and 2013, and the results of its operations, and its cash flows for the years ended December 31, 2014 and 2013, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has cash flow constraints, an accumulated deficit, and has suffered recurring losses from operations. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Anderson Bradshaw PLLC

Salt Lake City, Utah

March 25, 2015

F-1

LightTouch Vein & Laser, Inc.

Balance Sheets

	December 31,
	2014	2013
Assets:
Current assets	$-	$-

Total Assets	$-	$-

Liabilities and Stockholders' Deficit:
Current liabilities:
Accounts payable	$25,793	$33,195
Payable to stockholders	148,739	115,565
Total Liabilities	174,532	148,760

Stockholders' deficit:
Preferred stock, $0.001 par value, 25,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.001 par value, 100,000,000 shares authorized, 418,895 shares issued and outstanding	419	419
Additional Paid-in capital	7,142,744	7,142,744
Retained deficit	(7,317,695)	(7,291,923)
Total Stockholders' Deficit	(174,532)	(148,760)
Total Liabilities and Stockholders' Deficit	$-	$-

See accompanying notes to financial statements.

F-2

LightTouch Vein & Laser, Inc.

Statements of Operations

	Years Ended December 31,
	2014	2013

Revenue	$-	$-

Operating expenses:
General and Administrative Expenses	16,264	16,672
Total operating expenses	16,264	16,672
Loss from operations	(16,264)	(16,672)
Other Income (Expenses):
Other income	3,728	-
Interest expense – related party	(13,236)	(9,939)
Total Other Expense	(9,508)	(9,939)

Net (Loss)	$(25,772)	$(26,611)

Net (Loss) per common share	$(0.06)	$(0.06)

Weighted number of common shares outstanding	418,895	418,895

See accompanying notes to financial statements.

F-3

LightTouch Vein & Laser, Inc.

Statements of Changes in Stockholders’ Deficit

	Common Stock		Paid-in	Retained	Total Equity
	Shares	Amount	Capital	Deficit	(Deficit)

Balance at January 1, 2013	418,895	$419	$7,142,744	$(7,265,312)	$(122,149)

Net Loss, year ended December 31, 2013	-	-	-	(26,611)	(26,611)

Balance at December 31, 2013	418,895	$419	$7,142,744	$(7,291,923)	$(148,760)

Net Loss, year ended December 31, 2014	-	-	-	(25,772)	(25,772)

Balance at December 31, 2014	418,895	$419	$7,142,744	$(7,317,695)	$(174,532)

See accompanying notes to financial statements.

F-4

LightTouch Vein & Laser, Inc.

Statements of Cash Flows

	Years Ended December 31,
	2014	2013

Cash flows from operating activities:
Net loss	$(25,772)	$(26,611)
Adjustments to reconcile net loss to net cash used by operating activities:
Changes in operating assets and liabilities:
Increase (decrease) in accounts payable	(7,402)	1,186
Increase (decrease) in payable to stockholders and related party	33,174	25,425
Net Cash used in operating activities	-	-

Net Cash Provided by Investing Activities	-	-

Net Cash Provided by Financing Activities	-	-

Net change in cash	-	-
Cash, beginning of period	-	-
Cash, end of period	-	$-

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Income taxes	$-	$-
Interest	$-	$-

See accompanying notes to financial statements.

F-5

LightTouch Vein & Laser, Inc.

Notes to Financial Statements

December 31, 2014

Note 1: Summary of Significant Accounting Policies

Organization – LightTouch Vein & Laser, Inc. (the “Company”) was organized under the laws of the State of Nevada on May 1, 1981 under the name of Strachan, Inc. and during 1999, the Company changed its name to its present name. Between 1999 and 2000, the Company acquired several subsidiary corporations and conducted its business operations primarily through them. Subsequent to August 2000, financial difficulties prevented these subsidiary corporations from operating profitably and each of them ceased operations. In most cases these subsidiary corporations filed for bankruptcy in the applicable federal court, the proceedings of which lasted in some cases through 2005. At the present time the Company is seeking a business combination with an operating entity through a reverse acquisition.

Going Concern – The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company has not conducted any revenue producing operations during the past several years, has no assets but has incurred liabilities of $174,532 as of December 31, 2014. These factors raise substantial doubt concerning the ability of the Company to continue as a going concern. The Company’s sole officer and an affiliate have paid the Company’s expenses (See Note 3.  Related Party Transactions). An amount of $148,739, which includes accrued interest, is due them as of December 31, 2014. The Company proposes to continue this method of paying for its expenses unless other capital raising means can be employed, of which there can be no assurance that such will be available. In addition, the Company is dependent on its management serving without monetary remuneration. The Company assumes that its arrangement with management will continue into the future. These financial statements do not include any adjustments that might result from a negative outcome of these uncertainties. A change in these circumstances would have a material negative effect on the Company's future.

Use of Estimates – These financial statements are prepared in conformity with accounting principles generally accepted in the United States of America and require that management make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities. The use of estimates and assumptions may also affect the reported amounts of revenues and expenses. Actual results could differ from those estimates or assumptions.

(Loss) Per Common Share – The loss per share of common stock is computed by dividing the net loss during the period presented by the weighted average number of shares of common stock outstanding during that same period. There were no potential common shares outstanding during any period presented that would result in a dilution to the actual number of common shares outstanding. However, the Company may have a contingent obligation to issue additional shares based on acquisitions that the Company made of entities that became subsidiaries of the Company. Such contingent obligation has not been given consideration in computing the loss per common share (See Note 2: Capital Stock).

Income taxes – The Company has no deferred taxes arising from temporary differences between income for financial reporting and for income tax purposes. Deferred tax assets and liabilities are measured using enacted tax rates to taxable income in the years in which those temporary differences are expected to reverse. A valuation allowance is provided for deferred tax assets if it is more likely than not that these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

At December 31, 2014, the Company has a net operating loss carry forward of approximately $172,200 that expires if unused through 2034. A deferred tax asset in the amount of $34,940 is fully offset by a valuation allowance in the same amount. The change in the valuation allowance was $2,520 and $3,990 for the years ended December 31, 2014 and 2013, respectively.  The Company’s likelihood to utilize any net operating loss carry forward from years prior to 2008 is remote as a result of its intended change in business activities and other tax regulations relating to those prior years.

The Company adopted the provisions of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, on January 1, 2007.  As a result of the implementation of Interpretation 48, the Company recognized approximately no increase in the liability for unrecognized tax benefits.

The Company has no tax positions at December 31, 2014 and 2013 for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility.

F-6

The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses.  During the years ended December 31, 2014 and 2013, the Company recognized no interest and penalties.  The Company had no accruals for interest and penalties at December 31, 2014 and 2013.

Tax years open to examination by the IRS are 2011 through 2014.

Recently Enacted Accounting Standards

The Company has reviewed all recently issued, but not yet adopted, accounting standards in order to determine their effects, if any, on its results of operation, financial position or cash flows.  Based on that review, the Company believes that none of these pronouncements will have a significant effect on its current or future earnings or operations.

Note 2: Capital Stock

Preferred Stock – The Company is authorized to issue 25,000,000 shares of preferred stock, $.001 par value, with such rights, preferences, variations and such other designations for each class or series within a class as determined by the Board of Directors. The preferred stock is not convertible into common stock, does not contain any cumulative voting privileges, and does not have any preemptive rights. No shares of preferred stock have been issued.

Common Stock – On August 15, 2000, the Company acquired Vanishing Point, Inc. (“Vanishing Point”) as a wholly-owned subsidiary through a triangular reorganization whereby an existing subsidiary of the Company acquired all of the Vanishing Point common stock, options to acquire common stock, warrants, and convertible notes (collectively the “Exchange Securities”) in exchange for 85,766 shares of the Company’s common stock. The conditions of the exchange require that the Exchange Securities be surrendered to the Company’s transfer agent and that payment, either in services or in a cash amount, be made to the Company. As a result of the demise of the business operations of the Company’s subsidiaries shortly after the Vanishing Point acquisition, both the terms and conditions of surrendering the Exchange Securities were not completed. The Company believes that all properly allowable issuances of the Company’s common stock for the Exchange Securities have occurred, but no assurance thereof can be given. (See Note 4: Contingent Liabilities)

During the year ended December 31, 2010, the sole officer of the Company converted a note in the amount of $25,000 into 250,000 shares of common stock of the Company.  The stock was valued at $0.10 per share which approximated market value.

Pursuant to approval of the Company’s management and shareholders on June 17, 2013, effective July 16, 2013, the Company recapitalized the issued and outstanding shares of common stock which resulted in the outstanding shares of the Company being reduced from 40,969,007 to approximately 418,895 through a reverse split of the issued and outstanding common stock on a one (1) for one hundred (100) basis, after taking into account rounding of shares. All share amounts have been adjusted to reflect the split retrospectively.

Note 3: Related Party Transactions

Commencing in 2006, the Company’s sole officer made payment of general and administrative expenses incurred by the Company and in 2007 entered into an unsecured line of credit note. This note bears interest at a rate of 18% per annum and has been extended on several occasions. Commencing in 2008, an affiliate of the Company’s sole officer made similar payment of general and administrative expenses incurred by the Company at a rate of 18% per annum. Furthermore, certain general and administrative expenses related to the Company filing its reports with the Securities and Exchange Commission have been accrued and are payable to the Company’s sole officer and affiliate.  Collectively, these amounts total $148,739 and $115,564 at December 31, 2014 and 2013, respectively. Accrued interest included in these amounts is $52,016 and $38,779 at December 31, 2014 and 2013, respectively.

F-7

Note 4:  Subsequent Events

On February 16, 2015, the Company entered into an Acquisition Agreement and Plan of Merger (the “Agreement’) with Grow Solutions, Inc., a Delaware corporation (“Grow Solutions”) and LightTouch Vein & Laser Acquisition Corporation, a wholly owned subsidiary of the Company (“LightTouch Acquisition”).  Under the terms of the Agreement, Grow Solutions will merge with LightTouch Acquisition and become a wholly owned subsidiary of the Company.  Grow Solutions’ shareholders and certain creditors of the Company (as described below) will receive up to fifty five million shares (55,000,000) of the Company’s common stock (the “Issuance Amount”) in exchange for all of the issued and outstanding shares of Grow Solutions.  Following the closing of the Agreement, Grow Solutions’ business will be the primary focus of the Company and Grow Solutions management will assume control of the management of the Company with the current director of the Company resigning upon closing of the Agreement. In accordance with the terms of the Agreement, closing shall occur upon the earlier of 60 days from February 16, 2015, or the completion of Grow Solutions audit of its financial statements.

Additionally, on February 16, 2015, the Company issued a convertible promissory note to Grow Solutions in the principal amount of one hundred fifty thousand dollars ($150,000) (the “Grow Note”).  The principal and interest of the Grow Note is convertible into 7,500,000 shares of the Company’s common stock.  The Company also issued convertible promissory notes to lenders and creditors of the Company in the principal amount of thirty three thousand dollars ($33,000) in the aggregate (the “Creditor Notes” and together with the Grow Note, the “Notes”), convertible into 1,650,000 shares of common stock of the Company.  All shares of common stock of the Company issued under the Notes shall be included in the Issuance Amount. Proceeds from the Notes were used to pay outstanding obligations of the Company including funds owed to the sole officer and director who had been funding the Company’s operation through various loans.  In addition to the Agreement being executed between the Company, Grow Solutions and LightTouch Acquisition, the majority shareholder agreed to sell his ownership interest in the Company which consisted of 250,000 shares of the Company’s common stock for a purchase price of one hundred thousand dollars ($100,000).  The shares represented approximately 61% of the Company’s issued and outstanding shares.

The Company has evaluated subsequent events pursuant to ASC Topic 855 and has determined that there are no other events that require disclosure.

F-8

F-9

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and stockholders of Grow Solutions, Inc.

We have audited the accompanying balance sheet of Grow Solutions, Inc. as of December 31, 2014 and the related statements of operations, stockholders’ equity, and cash flows for the period March 21, 2014 (inception) to December 31, 2014. Grow Solutions, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Grow Solutions, Inc. as of December 31, 2014, and the results of its operations and its cash flows for the period March 21, 2014 (inception) through December 31, 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the entity will continue as a going concern. As discussed in Note 3 to the financial statements, the entity has suffered recurring losses from operations that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

KLJ & Associates, LLP
St. Louis Park, MN
April 27, 2015

F-10

Grow Solutions, Inc.

Balance Sheet

December 31, 2014

Assets

Current Assets:
Cash and cash equivalents	$452,275
Notes receivable and accrued interest, net	20,050
Total Assets	$472,325

Liabilities and Shareholders' Deficiency

Current Liabilities:
Accrued Expenses	$93,234

Total Current Liabilities	93,234

Commitments and contingencies

Shareholder's Equity
Preferred stock, $0.001 par value; 10,000,000 shares authorized; 0 shares issued and outstanding	-
Common stock, $0.001 par value; 75,000,000 shares authorized; 46,255,000 shares issued and outstanding	46,255
Additional paid in capital	485,745
Accumulated deficit	(152,909)
Total Shareholders' Equity	379,091

Total Liabilities and Shareholders' Equity	$472,325

The accompanying notes are an integral part of these financial statements.

F-11

Grow Solutions, Inc.

Statement of Operations

For the Period from March 21, 2014 (Inception) to December 31, 2014

Net Revenue	$-

General and administrative expenses	152,959

Other income	50

Net loss	$(152,909)

Net loss per ordinary share - basic & diluted	$(0.00)

Weighted average ordinary shares outstanding - basic & diluted	43,909,720

The accompanying notes are an integral part of these financial statements.

F-12

Grow Solutions, Inc.

Statement of Changes in Shareholder's Equity

For the Period from March 21, 2014 (Inception) to December 31, 2014

	Common Stock		Additional Paid-In	Accumulated	Shareholder's
	Shares	Amount	Capital	Deficit	Equity

Issuance of founders' shares	43,005,000	$43,005	$-	$-	$43,005
Stock issued for services	1,000,000	$1,000	$9,000	$-	$10,000
Stock issued for cash	2,250,000	$2,250	$447,750	$-	$450,000
Contributed capital	-	-	28,995	-	28,995
Net loss	-	-	-	(152,909)	(152,909)

Balance, December 31, 2014	46,255,000	$46,255	$485,745	$(152,909)	$379,091

The accompanying notes are an integral part of these financial statements.

F-13

Grow Solutions, Inc.

Statement of Cash Flows

For the Period from March 21, 2014 (Inception) to December 31, 2014

Cash Flows From Operating Activities:
Net loss	$(152,909)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest income	(50)
Stock based compensation	10,000
Bad debt expense	25,000
Changes in operating assets and liabilities:
Accrued expenses	93,234
Net Cash Used In Operating Activities	(24,725)

Cash Flows From Investing Activities:
Loan to potential acquisition candidate	(45,000)
Net Cash Used In Investing Activities	(45,000)

Cash Flows From Financing Activities:
Stock issued for cash	493,005
Contributed capital	28,995
Net Cash Provided By Financing Activities	522,000

Net change in cash	452,275

Cash at beginning of period	-

Cash at end of period	$452,275

Supplemental disclosures of cash flow information:
Cash paid for interest	$-
Cash paid for taxes	$-

The accompanying notes are an integral part of these financial statements.

F-14

GROW SOLUTIONS, INC.

NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization, Plan of Business Operations and Going Concern Consideration

Grow Solutions, Inc. (the “Company” or “Grow Solutions”), a Delaware corporation, offers a variety of services, products, financing, technology and management consulting to the legalized cannabis industry. The Company has offices located at 641 Lexington Avenue, New York, New York 10022.

The focus of the Company is to provide comprehensive services within the cannabis industry to those growing, processing and dispensing marijuana and marijuana infused products. The Company plans to operate multiple verticals within the cannabis industry, consisting of but not limited to (i) financing, (ii) sales of unregulated products through retail agricultural grow stores, (iii) distribution of unregulated products, equipment and supplies to agricultural grow stores, (iv) management and consulting services, (v) real estate, (vi) licensing, and (vii) rights to proprietary, unregulated products.

Our business strategy is structured into various operating divisions to attain vertical penetration within our customer base and horizontally penetrate opportunities and customer relationships between our operating divisions. We have a team of experienced personnel in each area of our business model and our management team has successfully operated cannabis grow operations, managed dispensaries and navigated the cannabis State licensing process. Further, our planned retail agricultural grow stores are staffed with individuals knowledgeable in all products and growing needs.

Note 2 — Significant Accounting Policies

Basis of presentation

The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents.

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet, primarily due to their short-term nature.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times, may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Loss per share

Loss per share is computed by dividing net loss by the weighted-average number of ordinary shares outstanding during the period.

Income Taxes

The Company accounts for income taxes under ASC Topic 740 “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

F-15

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecoginition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company determined that the Cayman Islands is its only major tax jurisdiction. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. Since the Company was incorporated on March 21, 2014, the evaluation was performed for the upcoming 2014 tax year, which will be the only period subject to examination upon filing of appropriate tax returns. The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in material changes to its financial position.

The Company’s policy for recording interest and penalties associated with audits is to record such expense as a component of income tax expense. There were no amounts accrued for penalties or interest as of or during the period from March 21, 2014, (inception) through December 31, 2014. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Note 3 — Liquidity

At December 31, 2014, the Company had a cash balance of $472,325 and for the period from March 21, 2014 (inception) to December 31, 2014, the Company had a net loss of $152,909. Although the Company had a net loss for the period from March 21, 2014 (inception) to December 31, 2014, the Company sold 1,600,000 shares of common stock at $0.20 a unit in a private placement subsequent to December 31, 2014. The Company believes it has sufficient cash on hand to meet its operating needs through at least through April 2016.

Note 4 — Notes Receivable and accrued interest

In April 2014, the Company signed a letter of intent with Delta Entertainment Group (‘Delta”) to enter into a reverse merger transaction. In exchange for Delta’s exclusivity until the earlier of the execution of a stock exchange agreement or June 30, 2014, the Company paid Delta $25,000. Delta was to use the $25,000 to become current with its public filings. Since the stock exchange transaction was not executed by June 30, 2014, the $25,000 that the Company provided to Delta reverted to a one year note with an interest rate at 8% per annum. As of December 31, 2014, it was determined by the Company that since Delta lacked the financial resources to get current in its public filings, the collectability of the note was doubtful. Accordingly, the Company has not accrued any interest income on the note and has booked a 100% reserve against the note receivable and recorded bad debt expense of $25,000, which was a component of General and administrative expenses in the Statement of Operations.

In December 2014, the Company loaned $20,000 to Love Garden Supply LLC (“Love Garden”). The loan bears interest at 4% per annum, with a default interest rate of 18%. The note matures the earlier of June 30, 2015 or the consummation of the acquisition of Love Garden by the Company. Both the principal and the accrued interest on the note are payable to the Company on the maturity date. Love Garden is the grantor on the note, and the note is collateralized by all of Love Garden’s assets. As of December 31, 2014, the Company has accrued $50 in interest on this note, which was recorded as Other income in the Statement of Operations.

Note 5 — Shareholder’s Equity

Preferred Stock

The Company is authorized to issue 10,000,000 preferred shares with a par value of $0.001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s board of directors.

As of December 31, 2014, there are no preferred shares issued or outstanding.

Common Stock

The Company is authorized to issue 75,000,000 ordinary shares with a par value of $0.001 per share.

On March, 21, 2014, the Company issued 43,005,000 shares of stock to its founding members for $0.001 per share for total cash consideration of $43,005.

On August 11, 2014, the Company issued 1,000,000 shares of stock for legal services. The Company expensed $10,000 for the shares issued.

In November 2014, the Company issued 2,250,000 shares of common stock to investors at $0.20 a unit in connection with the private placement of the Company’s stock. In addition, the investors received 2,250,000 three year warrants with an exercise price of $0.40. Each warrant is callable by the Company upon the Company’s common stock trading at $0.60 or higher for 20 consecutive days.

F-16

Additional Paid in Capital

During 2014, several of the founding members contributed capital totaling $28,995.

Warrants

The following is a summary of the Company’s warrant activity during the period from March 21, 2014 (inception) to December 31, 2014:

	Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life
Outstanding – March 21, 2014	-	$-
Granted	2,250,000	0.40
Exercised	-	-
Forfeited/Cancelled	-	-
Outstanding – December 31, 2014	2,250,000	$0.40	2.86
Exercisable – December 31, 2014	2,250,000	$0.40	2.86

At December 31, 2014, the total intrinsic value of warrants outstanding and exercisable was $0.

Note 6 — Commitments and Contingencies

In the normal course of business, the Company may be involved in legal proceedings, claims and assessments arising in the ordinary course of business. Such matters are subject to many uncertainties, and outcomes are not predictable with assurance. There are no such matters as of December 31, 2014.

Note 7 — Income Taxes

As of December 31, 2014, the Company had net operating loss carry forwards of approximately $126,000 that may be available to reduce future years’ taxable income in varying amounts through 2034. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following:

December 31, 2014
Federal income tax benefit attributable to:
Current Operations	$126,017
Less: valuation allowance	(126,017)
Net provision for Federal income taxes	$-

The cumulative tax effect at the expected rate of 38.6% of significant items comprising our net deferred tax amount is as follows:

December 31, 2014
Deferred tax asset attributable to:
Net operating loss carryover	$48,680
Less: valuation allowance	(48,680)
Net deferred tax asset	$-

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $126,000 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

F-17

Note 8 — Subsequent Events

Common Stock Issued to Consultants

On February 19, 2015, the Company issued 250,000 shares of common stock to a consulting firm for investor relations and public relations services.

On February 19, 2015, the Company issued 150,000 shares of common stock to a consulting firm for strategic business planning, investor relations and public relations services.

On February 23, 2015, the Company issued 250,000 shares of common stock to a consulting firm for strategic business planning and investor relations services.

Private Placement of Common Stock

Subsequent to December 31, 2014, the Company sold 1,600,000 shares of common stock to investors at $0.20 a unit in connection with the private placement of the Company’s stock. In addition, the investors received 1,600,000 three year warrants with an exercise price of $0.40. Each warrant is callable by the Company upon the Company’s common stock trading at $0.60 or higher for 20 consecutive days.

Merger Agreement

On February 16, 2015, LightTouch Vein and Laser, Inc., a Nevada corporation (“LightTouch”) entered into an Acquisition Agreement and Plan of Merger (the “Agreement’) with the Company and LightTouch Vein & Laser Acquisition Corporation, a wholly owned subsidiary of LightTouch (“LightTouch Acquisition”).  Under the terms of the Agreement, the Company will merge with LightTouch Acquisition and become a wholly owned subsidiary of LightTouch.   The Company’s shareholders and certain creditors of LightTouch (as described below) will receive up to fifty five million shares (55,000,000) of LightTouch’s common stock (the “Issuance Amount”) in exchange for all of the issued and outstanding shares of the Company.  Following the closing of the Agreement, the Company’s business will be the primary focus of LightTouch and the Company’s management will assume control of the management of LightTouch with the current director of LightTouch resigning upon closing of the Agreement. In accordance with the terms of the Agreement, closing shall occur upon the earlier of (i) sixty (60) days from February 16, 2015, or (ii) the completion of the Company’s audit of its financial statements.

Additionally, on February 16, 2015, LightTouch issued a convertible promissory note to the Company in the principal amount of $150,000 (the “Grow Note”). The principal and interest of the Grow Note is convertible into 7,500,000 shares of LightTouch’s common stock.  LightTouch also issued convertible promissory notes to lenders and creditors of LightTouch in the principal amount of $33,000 in the aggregate (the “Creditor Notes” and together with the Grow Note, the “Notes”), convertible into 1,650,000 shares of common stock of LightTouch.  All shares of common stock of LightTouch issued under the Notes shall be included in the Issuance Amount. Proceeds from the Notes were used to pay outstanding obligations of LightTouch including funds owed to the sole officer and director who had been funding LightTouch’s operation through various loans.  In addition to the Agreement being executed between LightTouch, the Company and LightTouch Acquisition, the majority shareholder agreed to sell his ownership interest in LightTouch which consisted of 250,000 shares of LightTouch’s common stock for a purchase price of $100,000.  The shares represented approximately 61% of LightTouch’s issued and outstanding shares.

F-18

F-19

Grow Solutions Holdings, Inc.

(Formerly known as Lightouch Vein & Laser, Inc.)

Condensed Consolidated Balance Sheets

(Unaudited)

	September 30,	December 31,
	2015	2014
Assets
Assets:
Cash	$278,954	$452,275
Accounts receivable, net	53,654	-
Note receivable and accrued interest	-	20,050
Inventories, net	363,638	-
Debt issuance costs, net	13,618	-
Total current assets	709,864	472,325

Property and Equipment, net	14,419	-

Goodwill	492,620	-

Total Assets	$1,216,903	$472,325

Liabilities and Stockholders' Equity

Current Liabilities:
Accounts payable and accrued expenses	$319,016	$93,234
Intercompany	-	-
Convertible notes, net of debt discount	14,468	-
Related party payable	60,000	-
Total current liabilities	393,484	93,234

Long-term Liabilities:
Derivative liabilities	585,106	-
Total long-term liabilities	585,106	-

Total Liabilities	978,590	93,234

Commitments and contingencies

Stockholders' Equity

Preferred Stock, par value $0.001: 10,000,000 shares authorized; none issued and outstanding	-	-
Common stock, $0.001 par value; 300,000,000 shares authorized; 55,021,612 and 46,225,000 shares issued and outstanding	55,022	46,255
Additional paid in capital	1,526,508	485,745
Accumulated deficit	(1,343,217)	(152,909)
Total Stockholders' Equity	238,313	379,091

Total Liabilities and Stockholders' Equity	$1,216,903	$472,325

See accompanying notes to the condensed consolidated financial statements

F-20

Grow Solutions Holdings, Inc.

(Formerly known as Lightouch Vein & Laser, Inc.)

Condensed Consolidated Statements of Operations

(Unaudited)

				For the Period from
	For the Three Months Ended		For the Nine Months Ended	March 21, 2014 (Inception) through
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014

Net Sales	$993,077	$-	$1,318,128	$-

Cost of goods sold	705,763	-	970,674	-

Gross profit	287,314	-	347,454	-

Selling, general and administrative expenses	539,516	18,085	1,389,906	20,070
Total Selling, general and administrative	539,516	18,085	1,389,906	20,070

Loss from operations	(252,202)	(18,085)	(1,042,452)	(20,070)

Other income (expense)
Interest Expense	(12,290)	-	(12,290)	-
Other Income	732	-	732	-
Change in fair value of derivative liabilities	39,259	-	(136,298)	-
Total other income (expense)	27,701	-	(147,856)	-

Net loss	$(224,501)	$(18,085)	$(1,190,308)	$(20,070)

Net loss per common share - basic and diluted	$(0.00)	$(0.00)	$(0.02)	$(0.00)

Weighted average common shares outstanding - basic and diluted	53,783,315	43,005,000	53,783,315	43,005,000

See accompanying notes to the condensed consolidated financial statements

F-21

Grow Solutions Holdings, Inc.

(Formerly known as Lightouch Vein & Laser, Inc.)

Condensed Consolidated Statement of Changes in Stockholders' Equity

For the Period from March 21, 2014 (Inception) through September 30, 2015

(unaudited)

	Preferred Stock		Common Stock		Additional Paid In	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity

Balance March 21, 2014 (Inception)	-	$-	-	$-	$-	$-	$-

Common stock issued to founders	-	-	43,005,000	43,005	-	-	43,005

Common stock issued for cash	-	-	2,250,000	2,250	447,750	-	450,000

Contributed capital	-	-	-	-	28,995		28,995

Common stock issued for services	-	-	1,000,000	1,000	9,000	-	10,000

Net loss for the period March 21, 2014 (Inception) to December 31, 2014	-	-	-	-	-	(152,909)	(152,909)

Balance, December 31, 2014	-	$-	46,255,000	$46,255	$485,745	$(152,909)	$379,091

Recapitalization	-	-	1,886,612	1,887	21,351	-	23,238

Common stock issued for services	-	-	2,050,000	2,050	407,950	-	410,000

Common stock and warrants issued for cash, net of derivative liability	-	-	3,080,000	3,080	283,212	-	286,292

Common stock issued for acquisition	-	-	1,750,000	1,750	348,250	-	350,000

Net loss for the period ended September 30, 2015						(1,190,308)	(1,190,308)

Balance, September 30, 2015	-	$-	55,021,612	$55,022	$1,546,508	$(1,343,217)	$258,313

See accompanying notes to the condensed consolidated financial statements

F-22

Grow Solutions Holdings, Inc.

(Formerly known as Lightouch Vein & Laser, Inc.)

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the Nine Months Ended	For the Period from March 21, 2014 (Inception) through
	September 30, 2015	September 30, 2014

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,190,308)	$(20,070)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,115	-
Accretion of debt issuance costs	1,382
Accretion of debt discount	10,706	-
Recapitalization	46,150
Share-based compensation	410,000	10,000
Change in fair value of derivative liabilities	136,298	-
Changes in operating assets and liabilities:
Accounts receivable	(40,289)	-
Inventory	(27,301)	-
Accounts payable and accrued expenses	(48,761)	-
Net Cash Used In Operating Activities	(701,008)	(10,070)

CASH FLOWS FROM INVESTING ACTIVITIES:
Net cash paid for business acquisition	(178,711)	(25,000)
Cash paid for machinery and equipment	(14,602)	-
Net Cash Used In Investing Activities	(193,313)	(25,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	616,000	70,500
Proceeds from issuance of convertible note	120,000	-
Cash paid for debt issuance costs	(15,000)	-
Net Cash Provided By Financing Activities	721,000	70,500

Net Increase in Cash	(173,321)	35,430

Cash - Beginning of Period	452,275	-

Cash - End of Period	$278,954	$35,430

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash Paid During the Period for:
Income taxes	$-	$-
Interest	$-	$-

SUPPLEMENTARY DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

Recognition of derivative liability embedded in stock purchase warrant	$255,867	$-
Debt discount on convertible note	$116,238	$-
Stock issued for OneLove acquisition	$29,000	$-
Stock issued for Hygrow acquisition	$60,000	$-

See accompanying notes to the condensed consolidated financial statements

F-23

GROW SOLUTIONS HOLDINGS, INC.

(FORMERLY KNOWN AS LIGHTOUCH VEIN & LASER, INC.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Organization and Operations

Grow Solutions Holdings, Inc. (formerly known as LightTouch Vein & Laser, Inc. and Strachan, Inc.) (the “Company”) was organized under the laws of the State of Nevada on May 1, 1981. Currently, the Company provides indoor and outdoor gardening supplies to the rapidly growing garden industry.

The Merger

Effective April 28, 2015, the Company entered into an Acquisition Agreement and Plan of Merger (the “the Merger”) with Grow Solutions, Inc., a Delaware corporation (“Grow Solutions”) and LightTouch Vein & Laser Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of the Company (“LightTouch Acquisition”). Under the terms of the Merger, Grow Solutions merged with LightTouch Acquisition and became a wholly owned subsidiary of the Company. The Grow Solutions’ shareholders and certain creditors of the Company received 44,005,000 shares of the Company’s common stock in exchange for all of the issued and outstanding shares of Grow Solutions. Following the closing of the Grow Solutions Agreement, Grow Solutions’ business became the primary focus of the Company and Grow Solutions management assumed control of the management of the Company with the former director of the Company resigning upon closing of the Agreement. Shareholders maintained 1,886,612 as part of the recapitalization.

As a result of the Merger, the Company discontinued its pre-Merger business. The Merger was accounted for as a “reverse merger,” and Grow Solutions, was deemed to be the accounting acquirer in the reverse merger. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the Merger will be those of Grow Solutions and will be recorded at the historical cost basis and the consolidated financial statements after completion of the Merger will include the assets and liabilities of Grow Solutions., historical operations of the Company, and operations of the Company and its subsidiaries from the closing date of the Merger. As a result of the issuance of the shares of the Company’s Common Stock pursuant to the Merger, a change in control of the Company occurred as of the date of consummation of the Merger. The Merger is intended to be treated as a tax-free exchange under Section 368(a) of the Internal Revenue Code of 1986, as amended. All historical share amounts of the accounting acquirer were retrospectively recast to reflect the share exchange.

The Acquisition

Effective May 13, 2015 (the “Closing Date”), the Company entered into an Acquisition Agreement and Plan of Merger (the “OneLove Agreement’) with Grow Solutions Acquisition LLC, a Colorado limited liability company and a wholly owned subsidiary of the Company (“Grow Solutions Acquisition”), One Love Garden Supply LLC, a Colorado limited liability company (“OneLove”), and all of the members of OneLove (the “Members”). On the Closing Date, OneLove merged with Grow Solutions Acquisition and became a wholly owned subsidiary of the Company. Under the terms of the OneLove Agreement, the Members received (i) 1,450,000 shares of the Company’s common stock (the “Equity”), (ii) Two Hundred Thousand Dollars (US$200,000) (the “Cash”), and (iii) a cash flow promissory note in the aggregate principal amount of $50,000 issued by OneLove in favor of the Members (the “Cash Flow Note”), whereby each fiscal quarter, upon the Company recording on its financial statements $40,000 in US GAAP Net Income (“Net Income”) from sales of the Company’s products (the “Net Income Threshold”), the Company shall pay to the Members 33% of the Company’s Net Income generated above the Net Income Threshold. The aforementioned obligations owed under the Cash Flow Note shall extinguish upon the earlier of (i) payment(s) by Company in an amount equal to $50,000 in the aggregate or (ii) May 5, 2016 (collectively, the Cash Flow Note, the Equity, and the Cash, the “Consideration”). The Consideration provided to the Members was in exchange for all of the issued and outstanding membership interests of OneLove. Following the Closing Date, OneLove’s business was acquired by the Company and the Company’s management assumed control of the management of OneLove with the former managing members of OneLove resigning from OneLove upon closing of the OneLove Agreement.

The Company recorded the purchase of OneLove using the acquisition method of accounting as specified in ASC 805 “Business Combinations.” This method of accounting requires the acquirer to (i) record purchase consideration issued to sellers in a business combination at fair value on the date control is obtained, (ii) determine the fair value of any non-controlling interest, and (iii) allocate the purchase consideration to all tangible and intangible assets acquired and liabilities assumed based on their acquisition date fair values. Further, the Company commenced reporting the results of OneLove on a consolidated basis with those of the Company effective upon the date of the acquisition.

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The Company consolidated OneLove as of May 13, 2015, and the results of operations of the Company include that of OneLove from May 13, 2015 through September 30, 2015.  The Company recognized net revenues attributable to OneLove of $1,318,128 and recognized income of $162,072 during the period May 13, 2015 through September 30, 2015.

The following table summarizes fair values of the net liabilities assumed and the allocation of the aggregate fair value of the purchase consideration, and net liabilities to assumed identifiable and unidentifiable intangible assets.

Purchase Consideration:
Common stock at fair market value	$290,000
Cash paid	200,000
Cash flow note assumed	50,000
Current liabilities assumed	226,624
Total Purchase Consideration	$766,624

The fair value allocation is based on management’s estimates:

Purchase Price Allocation
Cash	$9,961
Accounts receivable	$13,363
Inventory	$342,458
Property and equipment	$932
Goodwill	$399,910
Current liabilities	$(226,624)

As per the Acquisition agreement, the Company has paid $10,000 of the $50,000 cash flow note and as of September 30, 2015, the balance of the cash flow note is $40,000.

Asset Purchase Agreement

On September 23, 2015 (the “Closing Date”), the Company entered into an Asset Purchase Agreement (the “APA”) by and among One Love and D&B Industries, LLC, a Colorado limited liability company doing business as Hygrow. On the Closing Date, the Company purchased all of the assets, rights, properties, and business of Hygrow including certain debts of Hygrow (the “Assets”). Under the terms and conditions of the APA, and for full consideration of the transfer of such Assets to the Company on the Closing Date, the Company issued Hygrow three hundred thousand (300,000) shares of common stock of the Company and a payment to Hygrow in the amount of $5,200 in cash. Following the Closing Date the Company’s management assumed control of the management of Hygrow with the former managing members of Hygrow resigning upon closing of the APA.

The Company recorded the purchase of Hygrow using the acquisition method of accounting as specified in ASC 805 “Business Combinations.” This method of accounting requires the acquirer to (i) record purchase consideration issued to sellers in a business combination at fair value on the date control is obtained, (ii) determine the fair value of any non-controlling interest, and (iii) allocate the purchase consideration to all tangible and intangible assets acquired and liabilities assumed based on their acquisition date fair values. Further, the Company commenced reporting the results of Hygrow on a consolidated basis with those of the Company effective upon the date of the acquisition.

The following table summarizes fair values of the net liabilities assumed and the allocation of the aggregate fair value of the purchase consideration, and net liabilities to assumed identifiable and unidentifiable intangible assets.

Purchase Consideration:
Common stock at fair market value	$60,000
Cash paid	5,200
Current liabilities assumed	47,918
Total Purchase Consideration	$113,118

F-25

The fair value allocation is based on management’s estimates:

Purchase Price Allocation
Cash	$15,194
Other assets	$5,213
Goodwill	$92,710
Current liabilities	$(47,918)

The Financing

Also during the period ended September 30, 2015, the Company completed a closing of a private placement offering (the “Offering”) of 2,705,000 Units, at a purchase price of $0.20 per Unit, each Unit consisting of 1 share of the Company’s common stock, and 1 stock purchase warrants. The warrants are exercisable at $0.40 per warrant into a share of the Company’s common stock and have a maturity of 3 years.

The aggregate gross proceeds from the closing were $541,000 (the Company recorded $332,570 for the fair value of the warrants as a derivative liability see Note 4).

Note 2 — Going Concern and Management’s Plan

The accompanying condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  As of September 30, 2015, the Company had a working capital of $336,380 and an accumulated deficit of $1,343,217.  The Company has a history net losses since inception. The Company believes that it has sufficient cash to fund its operations.  However, there is no assurance that the Company’s projections and estimates are accurate.  In the event that the Company does not receive anticipated proceeds operations and financings, it is possible that the Company would not have sufficient resources to continue as a going concern for the next year. In order to mitigate these risks, the Company is actively managing and controlling the Company’s cash outflows. These matters raise substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments relating to the recoverability and classification of asset amounts or the classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company’s primary sources of operating funds since inception have been private equity, and debt and equity financings. The Company intends to raise additional capital through private debt and equity investors. The Company needs to raise additional capital in order to be able to accomplish its business plan objectives. The Company is continuing its efforts to secure additional funds through debt or equity instruments. Management believes that it will be successful in obtaining additional financing based on its history of raising funds; however, no assurance can be provided that the Company will be able to do so. There is no assurance that any funds it raises will be sufficient to enable the Company to attain profitable operations or continue as a going concern. To the extent that the Company is unsuccessful, the Company may need to curtail or cease its operations and implement a plan to extend payables or reduce overhead until sufficient additional capital is raised to support further operations. There can be no assurance that such a plan will be successful.

Note 3 — Summary of Significant Accounting Policies

Basis of presentation

The Company’s condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and the rules and regulations of the Securities and Exchange Commission (“SEC”).

The unaudited condensed consolidated financial information furnished herein reflects all adjustments, consisting solely of normal recurring items, which in the opinion of management are necessary to fairly state the financial position of the Company and the results of its operations for the periods presented. This report should be read in conjunction with the Company’s financial statements and notes thereto included in the Company’s Form 8-K for the period from inception through December 31, 2014 filed with the Securities and Exchange Commission (the “SEC”) on May 4, 2015. The Company assumes that the users of the interim financial information herein have read or have access to the audited financial statements for the preceding fiscal year and that the adequacy of additional disclosure needed for a fair presentation may be determined in that context. Accordingly, footnote disclosure, which would substantially duplicate the disclosure contained in the Company’s Form 8-K for the period from inception through December 31, 2014 has been omitted. The results of operations for the interim periods presented are not necessarily indicative of results for the entire year ending December 31, 2015 or any other period.

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Principles of Consolidation

The accompanying condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, One Love Garden Supply LLC. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of estimates and assumptions

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date(s) of the financial statements and the reported amounts of revenues and expenses during the reporting period(s).

Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material. The Company’s critical accounting estimates and assumptions affecting the financial statements were:

(1)	Fair value of long–lived assets: Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. If long–lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long–lived assets are depreciated over the newly determined remaining estimated useful lives. The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under–performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company’s stock price for a sustained period of time; and (vi) regulatory changes. The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

(2)	Valuation allowance for deferred tax assets: Management assumes that the realization of the Company’s net deferred tax assets resulting from its net operating loss (“NOL”) carry–forwards for Federal income tax purposes that may be offset against future taxable income was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry–forwards are offset by a full valuation allowance. Management made this assumption based on (a) the Company has incurred a loss, (b) general economic conditions, and (c) its ability to raise additional funds to support its daily operations by way of a public or private offering, among other factors.

(3)	Estimates and assumptions used in valuation of equity instruments: Management estimates expected term of share options and similar instruments, expected volatility of the Company’s common shares and the method used to estimate it, expected annual rate of quarterly dividends, and risk free rate(s) to value share options and similar instruments.

(4)	Estimates and assumptions used in valuation of derivative liability: Management utilizes an option pricing model to estimate the fair value of derivative liabilities. The model includes subjective assumptions that can materially affect the fair value estimates.

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates.

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Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. As of September 30, 2015 and December 31, 2015, the Company had cash and cash equivalents of $278,954 and $452,275, respectively. Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash deposits. The Company maintains its cash in institutions insured by the Federal Deposit Insurance Corporation (“FDIC”). At times, the Company’s cash and cash equivalent balances may be uninsured or in amounts that exceed the FDIC insurance limits.

Inventory

Inventory is stated at lower of cost or market using the first-in, first-out (FIFO) valuation method. Inventory was comprised of finished goods at September 30, 2015.

Impairment of Long-Lived Assets

The Company assesses the recoverability of its long-lived assets, including property and equipment, when there are indications that the assets might be impaired. When evaluating assets for potential impairment, the Company compares the carrying value of the asset to its estimated undiscounted future cash flows.  If an asset’s carrying value exceeds such estimated cash flows (undiscounted and with interest charges), the Company records an impairment charge for the difference.

Goodwill

Goodwill represents the excess of the purchase price over the fair value of the assets acquired and liabilities assumed. The Company is required to perform impairment reviews at each of its reporting units annually and more frequently in certain circumstances. The Company performs the annual assessment on December 31.

In accordance with ASC 350–20 “Goodwill”, the Company is able to make a qualitative assessment of whether it is more likely than not that a reporting unit’s fair value is less than its carrying amount before applying the two–step goodwill impairment test. If the Company concludes that it is more likely than not that the fair value of a reporting unit is not less than its carrying amount it is not required to perform the two–step impairment test for that reporting unit.

Derivative Liability

The Company evaluates its debt and equity issuances to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with paragraph 815-10-05-4 and Section 815-40-25 of the FASB Accounting Standards Codification. The result of this accounting treatment is that the fair value of the embedded derivative is marked-to-market each balance sheet date and recorded as either an asset or a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the consolidated statement of operations as other income or expense. Upon conversion, exercise or cancellation of a derivative instrument, the instrument is marked to fair value at the date of conversion, exercise or cancellation and then the related fair value is reclassified to equity.

In circumstances where the embedded conversion option in a convertible instrument is required to be bifurcated and there are also other embedded derivative instruments in the convertible instrument that are required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Equity instruments that are initially classified as equity that become subject to reclassification are reclassified to liability at the fair value of the instrument on the reclassification date. Derivative instrument liabilities will be classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument is expected within 12 months of the balance sheet date.

The Company adopted Section 815-40-15 of the FASB Accounting Standards Codification (“Section 815-40-15”) to determine whether an instrument (or an embedded feature) is indexed to the Company’s own stock.  Section 815-40-15 provides that an entity should use a two-step approach to evaluate whether an equity-linked financial instrument (or embedded feature) is indexed to its own stock, including evaluating the instrument’s contingent exercise and settlement provisions.

The Company utilizes an option pricing model to compute the fair value of the derivative and to mark to market the fair value of the derivative at each balance sheet date. The Company records the change in the fair value of the derivative as other income or expense in the consolidated statements of operations.

F-28

Revenue Recognition

The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Equity–based compensation

The Company recognizes compensation expense for all equity–based payments in accordance with ASC 718 “Compensation – Stock Compensation". Under fair value recognition provisions, the Company recognizes equity–based compensation net of an estimated forfeiture rate and recognizes compensation cost only for those shares expected to vest over the requisite service period of the award.

Restricted stock awards are granted at the discretion of the Company. These awards are restricted as to the transfer of ownership and generally vest over the requisite service periods, typically over a five year period (vesting on a straight–line basis). The fair value of a stock award is equal to the fair market value of a share of Company stock on the grant date.

The fair value of an option award is estimated on the date of grant using the Black–Scholes option valuation model. The Black–Scholes option valuation model requires the development of assumptions that are inputs into the model. These assumptions are the value of the underlying share, the expected stock volatility, the risk–free interest rate, the expected life of the option, the dividend yield on the underlying stock and the expected forfeiture rate. Expected volatility is benchmarked against similar companies in a similar industry over the expected option life and other appropriate factors. Risk–free interest rates are calculated based on continuously compounded risk–free rates for the appropriate term. The dividend yield is assumed to be zero as the Company has never paid or declared any cash dividends on its Common stock and does not intend to pay dividends on its Common stock in the foreseeable future. The expected forfeiture rate is estimated based on management’s best estimate.

Determining the appropriate fair value model and calculating the fair value of equity–based payment awards requires the input of the subjective assumptions described above. The assumptions used in calculating the fair value of equity–based payment awards represent management’s best estimates, which involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and the Company uses different assumptions, our equity–based compensation could be materially different in the future. In addition, the Company is required to estimate the expected forfeiture rate and recognize expense only for those shares expected to vest. If the Company’s actual forfeiture rate is materially different from its estimate, the equity–based compensation could be significantly different from what the Company has recorded in the current period.

The Company accounts for share–based payments granted to non–employees in accordance with ASC 505-40, “Equity Based Payments to Non–Employees”. The Company determines the fair value of the stock–based payment as either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.  If the fair value of the equity instruments issued is used, it is measured using the stock price and other measurement assumptions as of the earlier of either (1) the date at which a commitment for performance by the counterparty to earn the equity instruments is reached, or (2) the date at which the counterparty’s performance is complete. The fair value of the equity instruments is re-measured each reporting period over the requisite service period.

Loss Per Share

Basic net loss per common share is computed by dividing net loss attributable to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted net loss per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents. In periods when losses are reported, which is the case for the three months ended September 30, 2015 and 2014, the nine months ended September 30, 2015 and the period March 21, 2014 (Inception) through September 30, 2014 presented in these condensed consolidated financial statements, the weighted-average number of common shares outstanding excludes common stock equivalents because their inclusion would be anti-dilutive.

F-29

The Company had the following common stock equivalents at September 30, 2015 and 2014:

	September 30, 2015	September 30, 2014
Warrants	4,955,000	-
Totals	4,955,000	-

Subsequent events

The Company has evaluated events that occurred subsequent to September 30, 2015 and through the date the financial statements were issued.

Recent Accounting Pronouncements

In February 2015, the FASB issued Accounting Standards Update No. 2015-02, “Consolidation (Topic 810): Amendments to the Consolidation Analysis” (“ASU 2015-02”). The new consolidation standard changes the way reporting enterprises evaluate whether (a) they should consolidate limited partnerships and similar entities, (b) fees paid to a decision maker or service provider are variable interests in a variable interest entity ("VIE"), and (c) variable interests in a VIE held by related parties of the reporting enterprise require the reporting enterprise to consolidate the VIE. The guidance is effective for public business entities for annual and interim periods in fiscal years beginning after December 15, 2015. Early adoption is allowed, including early adoption in an interim period. A reporting entity may apply a modified retrospective approach by recording a cumulative-effect adjustment to equity as of the beginning of the fiscal year of adoption or may apply the amendments retrospectively. The Company is currently assessing the impact, if any, of the adoption of this guidance on the condensed consolidated financial statements.

Note 4 — Notes Receivable and accrued interest

In April 2014, the Company signed a letter of intent with Delta Entertainment Group (‘Delta”) to enter into a reverse merger transaction. In exchange for Delta’s exclusivity until the earlier of the execution of a stock exchange agreement or June 30, 2014, the Company paid Delta $25,000. Delta was to use the $25,000 to become current with its public filings. Since the stock exchange transaction was not executed by June 30, 2014, the $25,000 that the Company provided to Delta reverted to a one year note with an interest rate at 8% per annum. As of December 31, 2014, it was determined by the Company that since Delta lacked the financial resources to get current in its public filings, the collectability of the note was doubtful. Accordingly, the Company has not accrued any interest income on the note and has booked a 100% reserve against the note receivable.

Note 5 — Convertible note

On September 2, 2015, the Company entered into an agreement for the issuance of a convertible note to a third party lender for $120,000. The note accrues interest at 12% per annum maturing on July 2, 2016. The notes are convertible into shares of common stock at a conversion price equal to approximately 58% of the average of the lowest 3 trading prices for the common stock during the 20 day trading period ending on the latest and complete trading day prior to the conversion.

Derivative Analysis

Because the conversion feature included in the convertible note payable has full reset adjustments tied to future issuances of equity securities by the Company, it is subject to derivative liability treatment under Section 815-40-15 of the FASB Accounting Standard Codification (“Section 815-40-15”).

Generally accepted accounting principles require that:

a.	Derivative financial instruments be recorded at their fair value on the date of issuance and then adjusted to fair value at each subsequent balance sheet date with any change in fair value reported in the statement of operations; and

b.	The classification of derivative financial instruments be reassessed as of each balance sheet date and, if appropriate, be reclassified as a result of events during the reporting period then ended.

F-30

Upon issuance of the note, a debt discount was recorded and any difference in comparison to the face value of the note, representing the fair value of the conversion feature and the warrants in excess of the debt discount, was immediately charged to interest expense.  The debt discount is amortized over the earlier of (i) the term of the debt or (ii) conversion of the debt, using the straight-line method which approximates the interest method. The amortization of debt discount is included as a component of interest expense in the condensed consolidated statements of operations. There was unamortized debt discount of $105,532 as of September 30, 2015.

The fair value of the embedded conversion feature was estimated using the Black-Scholes option-pricing model. See Note 6 for the estimates and assumptions used.

Note 6 — Derivative Liabilities

In connection with the private placement transactions during the period ended September 30, 2015, the Company issued 4,955,000 warrants, to purchase common stock with an exercise price of $0.40 and a three year term. The Company identified certain put features embedded in the warrants that potentially could result in a net cash settlement in the event of a fundamental transaction, requiring the Company to classify the warrants as a derivative liability.

In connection with the issuance of a convertible note as discussed above in Note 5, the Company evaluated the note agreement to determine if the agreement contained any embedded components that would qualify the agreement as a derivative. The Company identified certain put features embedded in the convertible note agreement that potentially could result in a net cash settlement in the event of a fundamental transaction, requiring the Company to classify the conversion feature as a derivative liability.

Level 3 Financial Liabilities – Derivative convertible note and warrant liabilities

The following are the major categories of assets and liabilities that were measured at fair value during the nine months ended September 30, 2015, using quoted prices in active markets for identical assets (Level 1), significant other observable inputs (Level 2), and significant unobservable inputs (Level 3):

	Quoted Prices In Active Markets for Identical Liabilities (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Balance at September 30, 2015

Embedded conversion feature	$--	$--	$471,660	$471,660
Warrant liability	--	--	113,446	113,446
September 30, 2015	$--	$--	$585,106	$585,106

The following table provides a summary of the changes in fair value, including net transfers in and/or out, of all financial assets measured at fair value on a recurring basis using significant unobservable inputs during the nine months ended September 30, 2015.

	Warrant Liability	Embedded Conversion Feature	Total
Balance - December 31, 2014	$-	$-	$-
Change in fair value of derivative liability	139,090	(2,792)	136,298
Issuance of derivative warrant liabilities	332,570	-	332,570
Included in debt discount	-	116,238	116,238
Balance – September 30, 2015	$471,660	$113,446	$585,106

The fair value of the derivative feature of the convertible notes and warrants on the issuance dates and at the balance sheet date were calculated using an option model valued with the following weighted average assumptions:

September 30, 2015
Risk free interest rate	0.33% - 1.01%
Dividend yield	0.00%
Expected volatility	113% - 114%
Remaining term	0.83 – 3.00 years

F-31

Risk-free interest rate: The Company uses the risk-free interest rate of a U.S. Treasury Note with a similar term on the date of the grant.

Dividend yield: The Company uses a 0% expected dividend yield as the Company has not paid dividends to date and does not anticipate declaring dividends in the near future.

Volatility: The Company calculates the expected volatility of the stock price based on the corresponding volatility of the Company’s peer group stock price for a period consistent with the warrants’ expected term.

Remaining term: The Company’s remaining term is based on the remaining contractual maturity of the warrants.

During the three and nine months ended September 30, 2015, the Company marked the derivative feature of the warrants to fair value and recorded a gain of $49,259 and a loss of $136,298, respectively, relating to the change in fair value.

Note 6 — Stockholders’ Equity

Preferred Stock

The Company is authorized to issue 25,000,000 shares of preferred stock, $.001 par value, with such rights, preferences, variations and such other designations for each class or series within a class as determined by the Board of Directors. The preferred stock is not convertible into common stock, does not contain any cumulative voting privileges, and does not have any preemptive rights. No shares of preferred stock have been issued.

Common Stock

During the nine months ended September 30, 2015, the Company issued 1,500,000 shares of common stock to 6 consultants for services rendered. The issuances were recorded at fair value ($0.20 per share) and the Company recognized $300,000 in stock based compensation charges.

On August 3, 2015, the Company issued four members of the Board of Directors an aggregate of 600,000 shares of the Company’s common stock. The issuances were recorded at fair value ($0.20 per share) and the Company recognized $110,000 in stock based compensation charges.

Also during the period ended September 30, 2015, the Company completed a closing of a private placement offering (the “Offering”) of 2,705,000 Units, at a purchase price of $0.20 per Unit, each Unit consisting of 1 share of the Company’s common stock, and 1 stock purchase warrants. The warrants are exercisable at $0.40 per warrant into a share of the Company’s common stock and have a maturity of 3 years.

The aggregate gross proceeds from the closing were $541,000 (the Company recorded $332,570 for the fair value of the warrants as a derivative liability see Note 4).

As a result of the OneLove Acquisition and the Hygrow Acquisition, the Company issued 1,450,000 and 300,000 shares of common stock, respectively, to consummate the acquisition.

F-32

Warrants

The following is a summary of the Company’s warrant activity during the period from January 1, 2015 to September 30, 2015:

	Warrants	Weighted Average Exercise Price

Outstanding – January 1, 2015	2,250,000	$0.40
Exercisable – January 1, 2015	2,250,000	$0.40
Granted	2,705,000	$0.40
Exercised	—	$—
Forfeited/Cancelled	—	$—
Outstanding – September 30, 2015	4,955,000	$0.40
Exercisable – September 30, 2015	4,955,000	$0.40

As of September 30, 2015 and December, 31, 2014, the total intrinsic value of options outstanding and exercisable was $0.

Note 7 — Related Party Transactions

As per the Acquisition agreement, fully described in Note 1, the Company has paid $10,000 of the $50,000 cash flow note and as of September 30, 2015, the balance of the cash flow note is $40,000, payable to a related party.

Note 8 — Commitments and Contingencies

Joint Marketing Agreement with Jasper Group Holdings, Inc.

On June 29, 2015, the Company and Jasper Group Holdings, Inc. (“Jasper”), entered into a Joint Marketing Agreement (the “Joint Marketing Agreement”) to provide services related to website creation for a legal cannabis job posting platform. The website shall include an employee leasing program and allow employers, recruiters and potential employees to communicate through its platform for a fee. All potential employees will be screened with background checks by independent third parties and provided the necessary applications and related materials for individuals to become licensed in the legal cannabis industry on a state by state basis. In accordance with the terms of the Joint Marketing Agreement, Jasper shall invest all funds necessary to form the website.

Pursuant to the Joint Marketing Agreement, the Company issued to Jasper 250,000 common shares upon execution, the shares were issued on July 22, 2015. Additionally, upon the transfer of ownership in the website from Jasper to the Company, the Company shall issue to Jasper an additional 500,000 shares of common stock of the Company.

Proceeds derived from the Company’s website shall be divided as follows: (i) the Company shall retain 75% of the gross proceeds less any sales commissions to third parties collected by the Company for all business that is generated through the website (the “Net Fees”) and pay to Jasper a commission equal to 25% of the Net Fees with payments due within 15 days of the end of each quarter (ii) the Company shall grant to Jasper a warrant for the purchase of one share of common stock of the Company, with an exercise price of $0.75 per share, for every dollar of revenue that the Company earns from the website, up to a maximum of One Million Dollars ($1,000,000).

The initial term of the Joint Marketing Agreement shall be for three (3) years and shall automatically renew for additional three year periods unless terminated by the Company with written notice at least 30 days prior to the expiration of the initial term, or any subsequent term.

Operating Lease

The Company assumed the OneLove lease for storefront property in Colorado, which in November 2012, OneLove extended to an additional three years to run from May 1, 2013 through April 30, 2016. The lease requires base annual rent of $60,000 and the Company’s pro-rata charges for operating expenses and taxes for the first year, with 3% increments thereafter.

Rent expense totaled $31,388 and $- for the nine months ended September 30, 2015 and 2014, respectively,

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Future minimum lease payments under these non-cancelable operating leases are approximately as follows:

Year Ending December 31,
2015 (remainder of year)	$15,000
2016	20,000
Total	$35,000

Litigation

In the normal course of business, the Company may be involved in legal proceedings, claims and assessments arising in the ordinary course of business. Such matters are subject to many uncertainties, and outcomes are not predictable with assurance. There are no such matters as of September 30, 2015.

Note 9 — Subsequent Events

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14,825,000 Shares of Common Stock

GROW SOLUTIONS HOLDINGS, INC.

______________________

PROSPECTUS

______________________

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is ______________, 2016

PART II — INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item. 13  Other Expenses of Issuance and Distribution.

Securities and Exchange Commission registration fee	$400
Federal Taxes	$35
State Taxes and Fees	$25
Accounting fees and expenses	$25,000
Legal fees and expense	$25,000
Blue Sky fees and expenses	$250
Miscellaneous	$225
Total	$50,935

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item. 14 Indemnification of Directors and Officers.

Nevada Revised Statute 78.037 permits a corporation to eliminate or limit the personal liability of a director or officer to the corporation or its stockholders for damages relating to breach of fiduciary duty as a director or officer, but such a provision must not eliminate or limit the liability of a director or officer for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (b) the payment of distributions in violation of Nevada Revised Statute 78.300.

Nevada Revised Statutes 78.7502 provides as follows with respect to indemnification of directors, officers, employees and agents:

(a)	We may indemnify any person who was or is a party or is threatened to be made a party to any action, except an action by us, by reason of the fact that he is or was our director, officer, employee or agent, or is or was serving as a director, officer, employee or agent of any other person at our request, against expenses actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (i) is not liable for breach of his fiduciary duties as a director or officer pursuant to Nevada Revised Statutes 78.138; and (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

(b)	We may indemnify any person who was or is a party or is threatened to be made a party to any action by us, by reason of the fact that he is or was our director, officer, employee or agent, or is or was serving as a director, officer, employee or agent of any other person at our request, against expenses actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (i) is not liable for breach of his fiduciary duties pursuant to Nevada Revised Statutes 78.138; and (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to our best interest. We may not indemnify him for any claim, issue or matter as to which he has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to us or for amounts paid in settlement to us, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

(c)	To the extent that our director, officer, employee or agent has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, we are required to indemnify him against expenses, including attorneys’ fees actually and reasonably incurred by him in connection with the defense.

The above-described provisions relating to the exclusion of liability and indemnification of directors and officers are sufficiently broad to permit the indemnification of such persons in certain circumstances against liabilities arising under the Securities Act.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors and officers and to persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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Item 15.  Recent Sales of Unregistered Securities.

The Company has sold the following securities which were not registered under the Securities Act of 1933, as amended:

On February 19, 2015, the Company issued 250,000 shares of common stock to a consulting firm for investor relations and public relations services.

On February 19, 2015, the Company issued 150,000 shares of common stock to a consulting firm for strategic business planning, investor relations and public relations services.

On February 23, 2015, the Company issued 250,000 shares of common stock to a consulting firm for strategic business planning and investor relations services.

Pursuant to the Merger effective April 28, 2015, the Company issued 43,005,000 shares of common stock at par value $0.001 per share to certain individuals for services rendered to the company. These services included corporate formation, corporate structuring, marketing and consulting services.

On May 13, 2015, pursuant to the OneLove Agreement, the Company issued in the aggregate 1,450,000 shares of common stock at $0.001 par value per share to the Members of OneLove as partial consideration for the transaction.

During the period ended June 30, 2015, the Company conducted a closing of a private placement offering of 2,025,000 units, at a purchase price of $0.20 per unit to ten investors (the “Offering”). Each unit consisting of one share of the Company’s common stock, and one common stock purchase warrant. The warrants are exercisable at $0.40 per warrant into a share of the Company’s common stock and have a maturity of three years. The aggregate gross proceeds from the closing were $405,000.

On September 18, 2015, the Company conducted a closing of the Offering of 1,055,000 units, at a purchase price of $0.20 per unit to nine investors. Each unit consisting of one share of the Company’s common stock, and one common stock purchase warrant. The warrants are exercisable at $0.40 per warrant into a share of the Company’s common stock and have a maturity of three years. The aggregate gross proceeds from the closing were $211,000. The Company closed the offering on September 20, 2015.

On December 7, 2015, pursuant to the Credit Agreement entered into by and among the Company, Grow Solutions, Inc., One Love, and TCA, the Company issued TCA 2,167,933 shares of common stock of the Company with a cost basis of $0.20 per share.

The foregoing securities were not registered under the Securities Act, but qualified for exemption under Section 4(a)(2) of the Securities Act. The securities were exempt from registration under Section 4(a)(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(a)(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction, size of the offering, and manner of the offering and number of securities offered. The Company did not undertake an offering in which it sold a high number of securities to a high number of investors. In addition, the Investors had the necessary investment intent as required by Section 4(a)(2) of the Securities Act since they agreed to, and received, the securities bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act.

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Item 16.  Exhibits.

Exhibit No.	Description
2.1	Form of Acquisition Agreement and Plan of Merger by and among LightTouch Vein & Laser, Inc., LightTouch Vein & Laser Acquisition Corporation, and Grow Solutions, Inc. incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on February 19, 2015

2.2	Form of Acquisition Agreement and Plan of Merger by and among LightTouch Vein & Laser, Inc., Grow Solutions Acquisition LLC, One Love Garden Supply LLC and all of the members of One Love Garden Supply LLC incorporated herein by reference to Exhibit 2.1 to the Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on May 20, 2015

3.1	Certificate of Incorporation of Grow Solutions, Inc. incorporated herein by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on May 4, 2015

3.12	Amended and Restated Certificate of Incorporation for Grow Solutions, Inc. incorporated herein by reference to Exhibit 3.3 to the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on May 4, 2015

3.13	Articles of Incorporation of Grow Solutions Holdings, Inc. incorporated herein by reference to Exhibit 3.2 to the Company’s Form 10SB12G filed with the Securities and Exchange Commission on February 2, 2000

3.14	Certificate of Amendment to the Articles of Incorporation incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on June 26, 2015

3.21	Bylaws of Grow Solutions, Inc. incorporated herein by reference to Exhibit 3.5 to the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on May 4, 2015

3.22	Bylaws of Grow Solutions Holdings, Inc. incorporated herein by reference to Exhibit 3.2 to the Company’s Form 10SB12G filed with the Securities and Exchange Commission on February 2, 2000

4.1	Form of Promissory Note in favor of R. Bailey incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on February 19, 2015

4.2	Form of Promissory Note in favor of Grow Solutions, Inc. incorporated herein by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on February 19, 2015

4.3	Form of Promissory Note in favor of Michael Leago and Ashley N. Hollow incorporated herein by reference to Exhibit 4.1 to the Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on May 20, 2015

4.4	Revolving Note issued by the Company in favor of TCA Global Credit Master Fund, LP incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on December 23, 2015

5.1*	Legal Opinion

10.1	Form of Employment Agreement incorporated herein by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on May 20, 2015

10.1	Asset Purchase Agreement by and between Grow Solutions Holdings, Inc,, One Love Garden Supply LLC, and D&B Industries incorporated herein by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on November 16, 2015

10.2	Credit Agreement by and among Grow Solutions Holdings, Inc., Grow Solutions, Inc., One Love Garden Supply, and TCA Global Credit Master Fund, LP incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on December 23, 2015

10.4	Security Agreement by and between Grow Solutions Holdings, Inc. and TCA Global Credit Master Fund, LP incorporated herein by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on December 23, 2015

10.5	Security Agreement by and among Grow Solutions, Inc., One Love Garden Supply, and TCA Global Credit Master Fund, LP incorporated herein by reference to Exhibit 10.4 the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on December 23, 2015

10.6	Pledge Agreement by and between Grow Solutions Holdings, Inc. and TCA Global Credit Master Fund, LP, with joinder of escrow agent incorporated herein by reference to Exhibit 10.5 to the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on December 23, 2015

23.1*	Consent of KLJ & Associates, LLP

23.2*	Consent of Anderson Bradshaw PLLC

23.3*	Legal Opinion (included in Exhibit 5.1)

101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

*Filed herewith

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Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of the securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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5.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by itself is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

6.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Boca Raton, State of Florida on February 2, 2016.

Grow Solutions Holdings, Inc.

By:	/s/ Jeffrey Beverly
Jeffrey Beverly
President and Director
(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Jeffrey Beverly	President and Director	February 2, 2016
(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Howard Karasik	Director	February 2, 2016

/s/ Leslie Bocskor	Director	February 2, 2016

/s/ William Hayde	Director	February 2, 2016

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